                                                                    EXHIBIT 10.5

================================================================================

                         AGREEMENT AND PLAN OF MERGER


                                     among


                            GEMSTONE SYSTEMS, INC.,



                               LEX MAGNA LIMITED


                                      and


                           BROKAT AKTIENGESELLSCHAFT






                                 June 19, 2000


================================================================================

                                TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----

RECITALS.......................................................................................................     1

ARTICLE II    THE MERGER.......................................................................................     1
     Section 2.1     The Merger................................................................................     1
     Section 2.2     Effective Time............................................................................     2
     Section 2.3     Closing...................................................................................     2
     Section 2.4     Effects of the Merger.....................................................................     2
     Section 2.5     The Articles of Incorporation.............................................................     3
     Section 2.6     The By-Laws...............................................................................     3
     Section 2.7     Directors of Surviving Corporation........................................................     3
     Section 2.8     Officers of Surviving Corporation.........................................................     3

ARTICLE III   EFFECT OF THE MERGER ON CAPITAL STOCK;EXCHANGE OF CERTIFICATES;
              EXCHANGE OF AFFILIATE
              DEBT.............................................................................................     3
     Section 3.1     Conversion of Capital Stock...............................................................     3
     Section 3.2     Exchange of Certificates..................................................................     4
     Section 3.3     Dissenters' Rights........................................................................     9
     Section 3.4     Adjustments to Prevent Dilution...........................................................     9
     Section 3.5     Withholding Rights........................................................................     9
     Section 3.6     Treatment of Stock Options/Restricted Stock...............................................     9
     Section 3.7     Exchange of Affiliate Debt................................................................    10

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................................    11
     Section 4.1     Organization and Qualification; Subsidiaries..............................................    11
     Section 4.2     Certificate of Incorporation and By-Laws..................................................    11
     Section 4.3     Capitalization............................................................................    12
     Section 4.4     Authority.................................................................................    13
     Section 4.5     No Conflict...............................................................................    14
     Section 4.6     Required Filings and Consents.............................................................    15
     Section 4.7     Permits; Compliance with Law..............................................................    15
     Section 4.8     Financial Statements......................................................................    15
     Section 4.9     Absence of Certain Changes or Events......................................................    16
     Section 4.10    Employee Benefit Plans; Labor Matters.....................................................    18
     Section 4.11    Accounting and Tax Matters................................................................    20
     Section 4.12    Title to Properties; Liens................................................................    20
     Section 4.13    Contracts; Debt Instruments...............................................................    20
     Section 4.14    Litigation................................................................................    23
     Section 4.15    Environmental Matters.....................................................................    23
     Section 4.16    Intellectual Property.....................................................................    24
     Section 4.17    Taxes.....................................................................................    27
     Section 4.18    Non-Competition Agreements................................................................    29

                                                                                                                  Page
                                                                                                                  ----

     Section 4.19    Agreements with Regulatory Agencies.......................................................    29
     Section 4.20    Brokers...................................................................................    30
     Section 4.21    Certain Statutes..........................................................................    30
     Section 4.22    Receivables...............................................................................    30
     Section 4.23    Accounts Payable..........................................................................    30
     Section 4.24    Liabilities...............................................................................    30
     Section 4.25    Suppliers and Customers...................................................................    31
     Section 4.26    Employee Relations........................................................................    31
     Section 4.27    Insurance.................................................................................    31
     Section 4.28    Officers, Directors and Employees.........................................................    32
     Section 4.29    Potential Conflicts of Interest...........................................................    32
     Section 4.30    Banks, Brokers and Proxies................................................................    33
     Section 4.31    Information...............................................................................    33
     Section 4.32    Vote Required.............................................................................    33
     Section 4.33    Full Disclosure...........................................................................    34

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF THE PARENT.....................................................    34
     Section 5.1     Organization and Qualification; Subsidiaries..............................................    34
     Section 5.2     Charter Documents.........................................................................    35
     Section 5.3     Capitalization............................................................................    35
     Section 5.4     Authority.................................................................................    36
     Section 5.5     No Conflict...............................................................................    36
     Section 5.6     Required Filings and Consents.............................................................    37
     Section 5.7     Financial Statements......................................................................    38
     Section 5.8     Absence of Certain Changes or Events......................................................    39
     Section 5.9     Accounting and Tax Matters................................................................    40
     Section 5.10    Litigation................................................................................    40
     Section 5.11    Intellectual Property.....................................................................    40
     Section 5.12    Taxes                                                                                         40
     Section 5.13    Brokers...................................................................................    41
     Section 5.14    Compliance with Laws......................................................................    41
     Section 5.15    Parental Approval.........................................................................    41
     Section 5.16    Full Disclosure...........................................................................    41

ARTICLE VI    COVENANTS........................................................................................    41
     Section 6.1     Conduct of Business of the Company........................................................    41
     Section 6.2     Certain Interim Operations of the Parent..................................................    44
     Section 6.3     Other Actions.............................................................................    45
     Section 6.4     Notification of Certain Matters...........................................................    45
     Section 6.5     Company Stockholders Meeting..............................................................    45
     Section 6.6     Access to Information; Confidentiality....................................................    45
     Section 6.7     No Solicitation...........................................................................    46

                                                                                                                  Page
                                                                                                                  ----

     Section 6.8     Employee Benefits Matters.................................................................    47
     Section 6.9     Directors' and Officers' Indemnification and Insurance....................................    48
     Section 6.10    Letters of Accountants....................................................................    48
     Section 6.11    Reasonable Best Efforts...................................................................    49
     Section 6.12    Consents; Filings; Further Action.........................................................    49
     Section 6.13    Plan of Reorganization....................................................................    50
     Section 6.14    Public Announcements......................................................................    51
     Section 6.15    Stock Exchange Listings...................................................................    51
     Section 6.16    Expenses..................................................................................    51
     Section 6.17    Takeover Statutes.........................................................................    51
     Section 6.18    Dividends.................................................................................    51
     Section 6.19    Control of the Company's Operations.......................................................    52
     Section 6.20    Fairness Hearing..........................................................................    52
     Section 6.21    Additional Information....................................................................    53
     Section 6.22    Certain Obligations of the Parent.........................................................    53
     Section 6.23    Certain Obligations of the Shareholder....................................................    53
     Section 6.24    Shareholder Funding.......................................................................    54
     Section 6.25    Security of Shareholder Obligation........................................................    54
     Section 6.26    ADR Program...............................................................................    54

ARTICLE VII   CONDITIONS.......................................................................................    54
     Section 7.1     Conditions to Each Party's Obligation to
                     Effect the Merger..                                                                           54
     Section 7.2     Conditions to Obligations of the Parent...................................................    55
     Section 7.3     Conditions to Obligation of the Company...................................................    57

ARTICLE VIII  TERMINATION......................................................................................    58
     Section 8.1     Termination...............................................................................    58
     Section 8.2     Effect of Termination.....................................................................    59
     Section 8.3     Expenses Following Certain Termination Events.............................................    59
     Section 8.4     Indemnification by the Shareholder........................................................    60

ARTICLE IV           MISCELLANEOUS.............................................................................    64
     Section 9.1     Certain Definitions.......................................................................    64
     Section 9.2     Survival..................................................................................    65
     Section 9.3     Counterparts..............................................................................    66
     Section 9.4     GOVERNING LAW; WAIVER OF JURY TRIAL.......................................................    66
     Section 9.5     Notices...................................................................................    67
     Section 9.6     Entire Agreement..........................................................................    68
     Section 9.7     No Third Party Beneficiaries..............................................................    68
     Section 9.8     Amendment.................................................................................    68
     Section 9.9     Waiver....................................................................................    68

                                                                                                                  Page
                                                                                                                  ----

     Section 9.10    Obligations of the Parent and of the Company..............................................    68
     Section 9.11    Severability..............................................................................    68
     Section 9.12    Interpretation............................................................................    69
     Section 9.13    Assignment................................................................................    69
     Section 9.14    Specific Performance......................................................................    69
     Section 9.15    Submission to Jurisdiction; Waivers;
                     Consent to Service of Process.............................................................    69

     Schedule Section 2.2(a)(ii)

                         AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 19,
                                              ---------
2000, among GEMSTONE SYSTEMS, INC., an Oregon corporation (the "Company"), LEX
                                                                -------
MAGNA LIMITED, a British Virgin Islands company (the "Shareholder"), and BROKAT
                                                      -----------
AKTIENGESELLSCHAFT, which is in the process of changing its name from BROKAT INFOSYSTEMS AKTIENGESELLSCHAFT, a German corporation (the "Parent").
                                                           ------


                                   RECITALS

          (a) The management board (Vorstand) of the Parent and the boards of directors of the Company and the Shareholder have determined that the merger of Merger Sub (as defined in Section 1.1(a)) with and into the Company on the terms and subject to the conditions set forth on this Agreement (the "Merger"), with
                                                                ------
the Company surviving as a wholly-owned subsidiary of the Parent, is advisable and that it is in the best interests of their respective corporations and stockholders to combine the respective businesses of the Parent and the Company, and consequently have approved the merger of Merger Sub with and into the Company (the "Merger").
              ------

          (b) For U.S. federal income tax purposes it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and the
                                                            ----
rules and regulations promulgated under the Code.

           (c) Certain terms used in this Agreement which are not capitalized have the meanings specified in Section 8.1.

           NOW, THEREFORE, the parties to this Agreement, intending to be legally bound by this Agreement, agree as follows:


                                  ARTICLE II

                                  THE MERGER

           Section 2.1  The Merger.

          (a) As promptly as practicable following the date hereof, the Parent and the Company shall appoint a United States bank or trust company or other independent financial institution in the United States (the "Exchange Agent") to
                                                             --------------
act as
exchange agent for the Share Exchange (as defined in Section 2.1(a)(ii))
and the delivery of the Merger Consideration (as defined in Section 2.1(c)). Following such appointment, the Exchange Agent (as agent for the Parent) shall cause to be incorporated pursuant to Chapter 60 of the Oregon Revised Statutes (the "ORS") a corporation which shall be a constituent company in the Merger
      ---
("Merger Sub") and which shall not transact any business other than
------------
participating in the Merger as described herein. To accommodate the transactions described in this Article I and Article II, the Exchange Agent shall hold all the issued and outstanding shares of common stock, of the Merger Sub (the "Merger Sub Common Stock") as agent for the Parent; at and following
          -----------------------
the Effective Time, the Exchange Agent shall receive and hold the Merger Consideration and the Exchange Fund solely as agent for the Company's shareholders. The Parent and the Company shall enter into an exchange agent agreement with the Exchange Agent in form and substance reasonably satisfactory to the Parent and the Company, which agreement shall set forth the duties, responsibilities and obligations of the Exchange Agent consistent with the terms of this Agreement.

          (b) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, in accordance with and the ORS, Merger Sub shall be merged with and into the Company in accordance with this Agreement and the separate corporate existence of Merger Sub shall cease. The Company shall be the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation") and shall be governed by the laws of the State of
----------------------
Oregon, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

          Section 2.2 Effective Time. As soon as practicable following the satisfaction or, if permissible, waiver of the conditions set forth in Article VI, the Company, the Shareholder, Merger Sub and the Parent will cause articles of merger (the "Articles of Merger") to be signed, acknowledged and delivered
                ------------------
for filing Secretary of State of the State of Oregon as provided in ORS 60.494. The Merger shall become effective at the time when the Articles of Merger has been duly filed with the Secretary of State of the State of Oregon or such other subsequent date or time as shall be agreed upon by the parties and set forth in the Articles of Merger and in accordance with the ORS (the "Effective Time").
                                                            --------------

          Section 2.3  Closing.  Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VI hereof, the closing of the Merger (the "Closing") shall take place (a) at the offices of Paul, Weiss,
             -------
Rifkind, Wharton & Garrison, New York, New York at 10:00 A.M. on the fifth business day after the day on which the last to be fulfilled or waived of such conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (b) at such other place and time or on such other date as the Company and the Parent may agree in writing (the "Closing Date").
                                                      ------------

          Section 2.4 Effects of the Merger. The Merger shall have the effect set forth in the ORS, including Section 497 of the ORS, and in accordance therewith, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          Section 2.5 The Articles of Incorporation. The articles of incorporation of Merger Sub in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the articles of incorporation of the Surviving Corporation until duly amended as provided therein or by applicable law.

          Section 2.6 The By-Laws. The by-laws of Merger Sub in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the by-laws of the Surviving Corporation until duly amended as provided therein or by applicable law.

          Section 2.7 Directors of Surviving Corporation. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and by-laws of the Surviving Corporation.

          Section 2.8 Officers of Surviving Corporation. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and by-laws of the Surviving Corporation.


                                  ARTICLE III

                    EFFECT OF THE MERGER ON CAPITAL STOCK;
             EXCHANGE OF CERTIFICATES; EXCHANGE OF AFFILIATE DEBT


          Section 3.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any capital stock of the Company:

          (a) Capital Stock of Merger Sub. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").
------------------------------------

          (b) Cancellation of Parent-Owned Stock. All shares of Company Common Stock (as defined in Section 2.1(c)) that are owned by the Parent, Merger Sub or any Parent Subsidiary issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of any such shares, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist; provided, however, that all shares of Company Common Stock that are owned by any trust established pursuant to Section 2.6 hereof shall remain issued and outstanding and the holders thereof shall be entitled to the Merger Consideration.

          (c) Exchange Ratio. Each share of (A) common stock, par value $0.01 per share, of the Company (the "Company Common Stock") and (B) convertible
                                --------------------
preferred stock, par value $0.01 per share, of the Company (the "Company
                                                                 -------
Preferred Stock") issued and outstanding immediately prior to the Effective Time
---------------
(other than shares of Company Common Stock and Company Preferred Stock that are owned by the Parent, Merger Sub or any Parent Subsidiary) shall be converted into the right to receive. 1605 shares (the "Exchange Ratio") of non-par value
                                             --------------
bearer shares with a calculated par value of Euro 1.00 per share (Nennwertlose Stuckaktien) of the Parent ("Parent Common Stock"), subject to adjustment as
                             -------------------
provided in Section 2.4 and subject to cash in lieu of fractional Parent Common Stock, if any, pursuant to Section 2.2(f) or (collectively, the "Merger
                                                                 ------
Consideration").  At the Effective Time, all shares of Company Common Stock and
-------------
Preferred Stock shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly
                                                   -----------
representing any shares of Company Common Stock or Preferred Stock (other than shares of Company Common Stock or Preferred Stock owned by the Company or by the Parent, Merger Sub or any Parent Subsidiary) shall thereafter represent only the right to receive the Merger Consideration and any distribution or dividend under
Section 2.2(c) in each case without interest.

           Section 3.2  Exchange of Certificates.

          (a) The Share Exchange. Consistent with the terms of this Agreement, as soon as practicable following the Effective Time:

              (i) the Parent shall issue the Parent Common Stock to be delivered on behalf of the Parent in connection with the Merger and cause the certificates representing the number of shares of Parent Common Stock (such Parent

Common Stock, together with any dividends or distributions with respect thereto to which the holders of Certificates may be entitled pursuant to Section 2.2(c) and such cash and with the proceeds held in the Exchange Trust (as defined in
Section 2.2(f)), being hereinafter referred to as the "Exchange Fund") to be
                                                       -------------
delivered to the Exchange Agent prior to the Effective Time and reasonably acceptable to the Company for the benefit of the holders of Certificates, for exchange in accordance with this Article II, through the Exchange Agent in exchange for outstanding shares of Company Common Stock or Preferred Stock; and

                (ii) the Exchange Agent shall contribute, on behalf of the former stockholders of the Company, all of the issued and outstanding shares of Surviving Corporation Common Stock to the Parent as a transfer in kind (the "Share Exchange").
 ---------------

          Subject to Section 5.22, the Share Exchange shall be effected in accordance with Section 52 and Sections 203, 185 et seq. (including in particular Section 187) of the German Stock Corporation Law (Aktiengesetz), in each case to the extent each such provision may be applicable, by registering the increase of the Parent stated share capital from authorized capital by contribution in kind (the "Share Capital Increase") with the commercial register
                           ----------------------
(Handelsregister) for the Parent and admission of the Parent Common Stock for quotation on the Neuer Markt. At the Effective Time, the obligation of the parties to effect the Share Exchange shall be unconditional. Schedule 2.2.(a)(ii) sets forth certain actions necessary to effect the Share Capital Increase and the Share Exchange.

          (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate (other than the Company, the Parent, Merger Sub or any Parent Subsidiary) (i) a letter of transmittal specifying that delivery shall be effected, and that risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of Certificates) to the Exchange Agent, in a form and with other customary provisions reasonably specified by the Parent, and (ii) instructions for surrendering the Certificates in exchange for (A) certificates representing shares of Parent Common Stock (B) cash in lieu of any fractional shares, and
(C) any unpaid dividends and other distributions (if any) pursuant to Section 2.2(c). Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of that Certificate shall be entitled to receive in exchange (1) a certificate representing that number of whole shares of Parent Common Stock that the holder is entitled to receive under this Article II, (2) a check in the amount (after giving effect to any required tax withholding) of (x) any cash in lieu of fractional shares plus (y) any unpaid dividends (other than stock dividends) and any other dividends or other distributions that such holder has the right to receive under the provisions of this Article II (if any), and the Certificate so surrendered shall immediately be canceled; provided, however, that 20% of such Merger Consideration shall be delivered into an escrow account pursuant to Section 7.4(d) if required thereby. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of shares of Company Common Stock or Preferred Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon the surrender of the Certificate and any other dividends or distributions (if any) in respect of those shares, may be issued or paid to such a transferee if the Certificate formerly representing such shares of Company Common Stock or Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect the transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the surrendered Certificate is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the surrendered Certificate, or shall establish to the satisfaction of the Parent or the Exchange Agent that such tax has been paid or is not applicable.


          (c) Distributions with Respect to Unexchanged Company Common Stock. Whenever a dividend or other distribution is declared by the Parent in respect of Parent Common Stock and the record date for that dividend or other distribution is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable under this Agreement. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until that Certificate is surrendered for exchange in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time and a payment date on or prior to the date of issuance of such whole Parent Common Stock and not previously paid, and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender. For purposes of dividends or other distributions in respect of Parent Common Stock, all shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

          (d) No Further Ownership Rights in Company Common Stock. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock, as contemplated by this Section 2.2. All shares of Parent Common Stock, together with any cash paid under Section 2.2(c) or Section 2.2(f) issued upon the surrender for or exchange of Certificates in accordance with the terms of this Agreement, shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock or Preferred Stock formerly represented by such Certificates.

          (e) No Further Transfers. After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the records of the Company of the shares of Company Common Stock or Preferred Stock that were outstanding immediately prior to the Effective Time.

          (f)  Fractional Shares.

               (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interest will not entitle its owner to vote, to receive dividends or to any other rights of a holder of Parent Common Stock. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock or Preferred Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive from the Exchange Agent, in accordance with the provisions of this Article II, a cash payment in lieu of such fractional shares of Parent Common Stock, as applicable, representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional shares of Parent Common Stock, as applicable, which would otherwise have been issued (the "Excess Parent Shares"). The sale of the Excess Parent shares by the Exchange Agent shall be executed on the Neuer Markt segment of the Frankfurt Stock Exchange (the "Neuer Markt") and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates, the Exchange Agent will hold such proceeds in trust (the "Exchange Trust") for the holders of Certificates. All commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with this sale of the Excess Parent shares shall be paid by the Parent. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates in lieu of any fractional shares of Parent Common Stock, the Exchange Agent shall make available such amounts to such holders of Certificates without interest. The Exchange Agent shall determine the portion of such net proceeds to which each holder of shares of Company

Common Stock or Preferred Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of shares of Company Common Stock or Preferred Stock is entitled (after taking into account all shares of Company Common Stock or Preferred Stock then held by such holder) and the denominator of which is the aggregate amount of fractional interests to which all holders of Certificates representing shares of Company Common Stock or Preferred Stock are entitled.

                (ii) Notwithstanding the provisions of subsection (i) of this
Section 2.2(f), the Parent may elect, at its option exercised prior to the Effective Time and in lieu of the issuance and sale of Excess Parent Shares and the making of the payments contemplated in such subsection, to pay to the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of shares of Company Common Stock or Preferred Stock an amount in cash equal to the product obtained by multiplying (A) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock or Preferred Stock held at the Effective Time by such holder) by (B) the closing price for a share of Parent Common Stock on the Neuer Markt on the first business day immediately following the Effective Time and, in such case, all references in this Agreement to the cash proceeds of the sale of the Excess Parent Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.2(f)(ii).

          (g) Termination of Exchange Fund. Any shares of Parent Common Stock and any portion of the Exchange Fund or of dividends or other distributions with respect to the Parent Common Stock deposited by the Parent with the Exchange Agent (including the proceeds of any investments of those funds) that remains unclaimed by the former stockholders of the Company within one year after the Effective Time shall be delivered by the Exchange Agent to a depositary bank designated by the Parent, upon demand, whereupon such depositary bank shall hold the Exchange Fund on behalf of holders of unsurrendered Certificates, and any former stockholders of the Company who have not theretofore complied with this
Article II shall thereafter look only to such depositary bank for payment of their Merger Consideration and any dividends and other distributions issuable or payable pursuant to Section 2.1 and Section 2.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu of Certificates), in each case, without any interest. Notwithstanding the foregoing, none of the Parent, the Surviving Corporation, the Exchange Agent, the depositary bank or any other person shall be liable to any former holder of shares of Company Common Stock or Preferred Stock for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws.

          (h) Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in the form customarily required by the Parent as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any unpaid dividends or other distributions and any cash payment in lieu of a fractional share in respect of that Certificate issuable or payable under this Article II upon due surrender thereof and deliverable in respect of the shares of Company Common Stock or Preferred Stock represented by such Certificate under this Agreement, in each case, without interest.

          Section 3.3  Dissenters' Rights.  Any issued and outstanding
Company Shares held by any Shareholder who, in accordance with Oregon Law, dissents from the merger (a "Dissenting Shareholder") and requires appraisal of
                             ----------------------
such Dissenting Shareholder's shares ("Dissenting Shares") shall not be
                                       -----------------
converted or cancelled as described elsewhere in this Section 2, but instead shall become the right to receive from the Surviving Corporation such consideration as may be determined to be due to such dissenting Shareholder pursuant to Oregon Law; provided, however, that Dissenting Shares outstanding at the Effective and held by a Dissenting Shareholder who shall after the Effective Time withdraw such Dissenting Shareholder's demand for appraisal or lose such Dissenting Shareholder's right of appraisal as provided by Oregon Law shall be deemed to be converted as of the Effective Time into the right to receive the consideration that would otherwise have been payable in respect thereof if no dissent had been made.

          Section 3.4 Adjustments to Prevent Dilution. In the event that prior to the Effective Time there is a change in the number of shares of Company Common Stock or Preferred Stock or shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock or Preferred Stock or shares of Parent Common Stock issued and outstanding as a result of a distribution, reclassification, stock split (including a reverse stock split), stock dividend or distribution or other similar transaction, the Exchange Ratio shall be equitably adjusted to eliminate the effects of that event.

          Section 3.5 Withholding Rights. Each of the Exchange Agent and the Parent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of a Certificate such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provisions of Law. To the extent that amounts are so withheld by the Exchange Agent or the Parent, as the case may be, such withheld amounts shall be treated for purposes of this Agreement as having been paid to the holder of a Certificate in respect to which such deduction and withholding was made by the Exchange Agent or the Parent, as the case may be.

      Section 3.6  Treatment of Stock Options/Restricted Stock.

          (a) On June 14, 2000, the Company established a trust, which trust was funded by the Company promptly after its establishment with shares of the Company Common Stock in order to satisfy the obligations of the Company under the outstanding Company Stock Options (the "GemStone Systems, Inc. Rabbi
                                            ----------------------------
Trust"). Prior to the Effective Time, the Company shall issue and deliver to the Trust such number of shares of Company Common Stock to satisfy the obligations under all outstanding Company Stock Options immediately prior to the Effective Time.

          (b) Each Company Stock Option granted prior to the Effective Time and which remains outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of Company Common Stock and shall be converted, at the Effective Time, into an option to acquire, on the same terms and conditions as were applicable under the Company Stock Option (but taking into account any changes thereto, except for any acceleration thereof, by reason of this Agreement or the transactions contemplated hereby as may be provided for in the Company's Option Plans, in any award agreement or in such option), that number of Parent Common Stock determined by multiplying the number of shares of Company Common Stock subject to such Company Stock Option by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Parent Common Stock, at a price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such Company Stock Option divided by the Exchange Ratio; provided, however, that in the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under
Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code. In the event that American Depositary Shares representing Parent Common Stock ("Parent ADSs") are quoted on NASDAQ and registered under the Exchange Act
        -----------
(as defined below), such Company Stock Options shall be deemed exercisable for Parent ADSs (taking into account the ratio of Parent ADSs to Parent Common Stock).

          (c) Prior to the Effective Time, the Company shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights (including that such Company Stock Options have not accelerated in connection with the Merger) and the agreements evidencing the grants of such Company Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.6).

          (d) Promptly after a registered public offering of the Parent's equity securities in the United States following the Effective Time, the Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the Parent ADSs subject to such Company Stock Options and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Stock Options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), where applicable, the Parent shall administer
                 ------------
the Company's Option Plans in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

          Section 3.7  Exchange of Affiliate Debt.    On the Closing Date, all
indebtedness of the Company or any of the Company Subsidiaries owed to the Shareholder or to any affiliate of the Shareholder (in such capacity, each an "Affiliated Lender"), aggregating $7,067,900 on the date hereof, and including
------------------
amounts to be advanced under Section 5.24, shall be assigned and transferred by such Affiliated Lender to the Parent in exchange for shares of Parent Common Stock having a value (based upon a fixed value per share of Parent Common Stock of $114.78) equal to the amount of principal of and accrued but unpaid interest on such indebtedness to Affiliated Lenders.



                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth in the attached disclosure schedule numbered to correspond with each of the following sections in this Article III (the "Company
                                                                         -------
Disclosure Letter"), each of the Company and the Shareholder represents and
-----------------
warrants to the Parent that:

       Section 4.1  Organization and Qualification; Subsidiaries.

          (a) Each of the Company and each subsidiary of the Company (collectively, the "Company Subsidiaries") has been duly organized and is
                    --------------------
validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except as set forth in Section 3.1(a) of the Company Disclosure Letter (which exceptions would not reasonably be expected to result in a Material Adverse Effect on the Company (as defined below)).

          (b) Section 3.1(b) of the Company Disclosure Letter sets forth a complete and correct list of all of the Company Subsidiaries, their jurisdiction of organization and the ownership or other interest therein of the Company and of each other Company Subsidiary. Neither the Company nor any Company Subsidiary holds any interest in any person other than the Company Subsidiaries so listed.

          Section 4.2  Certificate of Incorporation and By-Laws.  The
Company has delivered to the Parent complete and correct copies of (i) the articles of incorporation and by-laws (or any comparable instrument) of the Company and each Company Subsidiary, each as amended through the date of this Agreement, (ii) the minute books (or comparable records) of the Company and each Company Subsidiary through the date of this Agreement, which contain true and complete records of all meetings and consents in lieu of meeting of the board of directors (and any committee thereof) and shareholders of the Company and each Company Subsidiary since the time of the Company's organization or any such Company Subsidiary's organization, as the case may be, and which accurately reflect all transactions referred to in such minute books, and (iii) the stock books (or comparable records) of the Company and each Company Subsidiary through the date of this Agreement. Each of the Company and the Company Subsidiaries is not in violation of any of the provisions of such articles of incorporation or by-laws or other organizational documents.

       Section 4.3  Capitalization.

          (a) The authorized capital stock of the Company consists of (i) 15,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of convertible preferred stock, $0.01 par value ("Company Preferred Stock"). As of
                                               -----------------------
the date of this Agreement, (i) 7,414,628 shares of Company Common Stock were issued and outstanding, including 1,453,250 shares held by the GemStone Systems, Inc. Rabbi Trust, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, (ii) 7,312,294 shares of Company Preferred Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, and an aggregate of 7,312,294 shares of Company Common Stock were reserved for issuance upon the conversion of all such outstanding Company Preferred Stock,
(iii) an aggregate of 1,453,250 shares of Company Common Stock held by the GemStone Systems, Inc. Rabbi Trust were reserved for exercise of outstanding Company Stock Options, and (iv) an additional 624,292 shares of Company Common Stock were reserved for grants of additional Company Stock Options pursuant to the Company's Option Plans. Except as set forth on Section 3.3(a) of the Company Disclosure Letter, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding and, since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except upon the exercise of the Company Stock Options outstanding on such date. As of the date of this Agreement, 5,300,000 shares of Company Common Stock and 7,312,294 shares of Company Preferred Stock are owned by the Shareholder free and clear of any Liens.

          (b) As of the date of this Agreement, (i) an aggregate of 1,453,250 options to purchase shares of Company Common Stock ("Company Stock Options")
                                                     ---------------------
have been granted by the Company and are outstanding under the Company's Stock Option Plans (the "Company's Option Plans"), and (ii) an aggregate of 557,800
                   ----------------------
shares of outstanding Company Stock Options have vested pursuant to the Company's Option Plans. Except for (i) Company Stock Options to purchase an aggregate of 1,453,250 shares of Company Common Stock outstanding or available for grant under the Company's Option Plans, or (ii) under agreements or arrangements described in Section 3.3(b) of the Company Disclosure Letter, there are no options, warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, other equity interests in, or securities exchangeable for or convertible into capital stock or other equity interests in, the Company or any Company Subsidiary. Section 3.3(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, (x) the persons to whom Company Stock Options have been granted, (y) the exercise price for the Company Stock Options held by each such person and (z) whether such Company Stock Options (or Company Common Stock issued upon exercise of any Company Stock Options) are subject to vesting and, if subject to vesting, the dates on which each of those Company Stock Options (or Company Common Stock issued upon exercise of any Company Stock Options) vest. None of the Company Stock Options (or Company Common Stock issued upon exercise of any Common Stock Options) which are subject to vesting will vest as a result of the consummation of the Merger and the transactions contemplated by this Agreement.

          (c) All shares of Company Common Stock subject to issuance, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments under which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and will not be subject to preemptive rights. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and each such share owned by the Company or a Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever (collectively, "Liens"). There are no
                -----
outstanding material contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary that is not wholly owned by the Company or in any other person.

       Section 4.4  Authority.

          (a) The Board of Directors of the Company has unanimously adopted the plan of merger set forth in this Agreement and approved this Agreement and the other transactions contemplated by this Agreement.

          (b) The Board of Directors of the Shareholder has unanimously approved this Agreement and the other transactions contemplated by this Agreement.

          (c) Each of the Company and the Shareholder has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and, subject to the adoption of this Agreement by the affirmative vote by a majority of the holders of the outstanding Company Common Stock and Preferred Stock (the "Requisite Company Vote"), to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the Shareholder and the consummation of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company and the Shareholder are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly authorized and validly executed and delivered by the Company and the Shareholder and constitutes a legal, valid and binding obligation of the Company and the Shareholder, enforceable against the Company and the Shareholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws generally affecting creditors' rights and general equitable principles.

           Section 4.5  No Conflict.

           (a) The execution and delivery of this Agreement by the Company and the Shareholder do not, and the performance of this Agreement by the Company and the Shareholder will not:

               (i) conflict with or violate any provision of the Company's articles of incorporation or by-laws or any comparable organizational documents of the Shareholder, the Company or any Company Subsidiary;

               (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.6 have been obtained and all filings and obligations described in Section 3.6 have been made, (i) conflict with or violate any Oregon or U.S. federal law, statute, ordinance, rule, regulation, order, judgment or decree ("Law") or (ii) to the knowledge of the Company,
                            ---
conflict with or violate any other domestic or foreign Law, applicable to the Shareholder, the Company or any Company Subsidiary or by which any property or asset of the Shareholder, the Company or any Company Subsidiary is or may be bound or affected; or

                (iii) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary under any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation (collectively, "Contracts") to which
                                                            ---------
the Shareholder, the Company or any Company Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected.

          (b) Section 3.5(b) of the Company Disclosure Letter sets forth a list, correct and complete in all material respects, of Contracts to which the Company or any Company Subsidiaries are a party or by which they or their assets or properties are or may be bound or affected under which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement.

          Section 4.6 Required Filings and Consents. The execution and delivery of this Agreement by the Company and the Shareholder do not, and the performance of this Agreement by the Company and the Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal or arbitral body or self-regulated entity (each, a "Governmental
                                                                    ------------
Entity"), except for applicable requirements of the Exchange Act, applicable
------
requirements of the United States Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the ("Securities Act"),
                                                             --------------
applicable requirements of state securities or "blue sky" laws ("Blue Sky
                                                                 --------
Laws"), the rules and regulations of the Nasdaq National Market, applicable requirements of Takeover Statutes, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and for the filing
                                                   -------
of the Articles of Merger as required by the ORS.

          Section 4.7  Permits; Compliance with Law.  Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "Company Permits"), and, as of
                                                 ---------------
the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company and the Shareholder, threatened. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected or (ii) any Company Permits, except for any such conflicts, defaults or violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. For purposes of this Agreement, "Material Adverse Effect on the Company" means any change in or effect on (or an
 --------------------------------------
event or circumstance involving a prospective change in or effect on) the business, assets, properties, results of operations or condition (financial or otherwise) of the Company or any Company Subsidiaries that is or could reasonably be expected to be materially adverse to the Company and the Company Subsidiaries, taken as a whole, or that would materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

           Section 4.8  Financial Statements.

           (a) The consolidated balance sheets of the Company and Company Subsidiaries as of December 31, 1996, 1997, 1998 and 1999 and the related consolidated statements of income, shareholders' equity and changes in financial position for the years then ended, including the footnotes thereto, certified by Ernst & Young, independent certified public accountants, which have been delivered to the Parent, fairly present the consolidated financial position of the Company and Company Subsidiaries as at such dates and the consolidated results of operations of the Company and Company Subsidiaries for such respective periods, in each case in accordance with United States generally accepted accounting principles ("U.S. GAAP") consistently applied for the
                                 ---------
periods covered thereby and comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Securities Exchange Commission. The foregoing consolidated financial statements of the Company and Company Subsidiaries as of December 31, 1999 and for the year then ended are sometimes herein called the "Audited Financials." The unaudited
                                            ------------------
consolidated balance sheet of the Company and Company Subsidiaries as of March 31, 2000, and the related consolidated statement of income, including the footnotes thereto, which have been delivered to the Parent, fairly present the consolidated financial position of the Company and Company Subsidiaries as at such date and the results of operations of the Company and Company Subsidiaries for the three months then ended, in each case in conformity with U.S. GAAP applied on a basis consistent with that of the Audited Financials (subject to the normal year-end adjustments described in Section 3.8(a) of the Company Disclosure Letter) and with all interim financial statements of the Company and Company Subsidiaries heretofore delivered to the Parent by or on behalf of the Company. The foregoing unaudited consolidated financial statements of the Company and Company Subsidiaries as of March 31, 2000 and for the three months then ended are sometimes herein called the "Interim Financials." The consolidated balance sheet included in the Interim
 ------------------
Financials is sometimes herein called the "Balance Sheet."
                                           -------------

          (b) Each of the Company and Company Subsidiaries has not been subject to the periodic reporting requirements of the Exchange Act and has not otherwise been required to file any documents with the United States Securities and Exchange Commission (the "SEC") or any national securities exchange or quotation
                          ---
service or comparable Governmental Entity.

          (c) Except as and to the extent set forth on the Balance Sheet, including the related notes, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with U.S. GAAP.

           Section 4.9  Absence of Certain Changes or Events.

          (a) Since December 31, 1999, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been any Material Adverse Effect on the Company.

          (b) Except as set forth in Section 3.9(b) of the Company Disclosure Letter and except as permitted pursuant to Section 5.1, since December 31, 1999, there has not been:

                (i) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by it or any Company Subsidiaries, whether or not covered by insurance, which damage, destruction or loss, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Company;

                (ii) any material change by the Company in its or any Company Subsidiary's accounting methods, principles or practices;

                (iii) any declaration, setting aside or payment of any dividend or distribution in respect of Shares of Company Common Stock or any redemption, purchase or other acquisition by the Company of any of the Company's securities;

          (iv) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary except in the ordinary course of business or as required by applicable Law;

          (v) (A) any incurrence or assumption by the Company or any Company Subsidiary of any indebtedness for borrowed money or (B) any guarantee, endorsement or other incurrence or assumption of material liability (whether directly, contingently or otherwise) by the Company or any Company Subsidiary for the obligations of any other person (other than any wholly-owned Company Subsidiary), other than in the ordinary course of business consistent with past practice;

          (vi) any creation or assumption by the Company or any Company Subsidiary of any Lien on any material asset of the Company or any Company Subsidiary, other than in the ordinary course of business, consistent with past practice;

          (vii) any making of any loan, advance or capital contribution to or investment in any person by the Company or any Company Subsidiary, other than in the ordinary course of business, consistent with past practice and not in excess of U.S.$25,000;

          (viii) (A) any Contract or agreement entered into by the Company or any Company Subsidiary relating to any material acquisition or disposition of any assets or business or (B) any modification, amendment, assignment or termination of or relinquishment by the Company or any Company Subsidiary of any rights under any other Contract (including any insurance policy naming it as a beneficiary or a loss payable payee) that has resulted or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on the Company other than transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practice or those contemplated by this Agreement.

            Section 4.10  Employee Benefit Plans; Labor Matters.

          (a) Section 3.10(a) of the Company Disclosure Letter contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including multiemployer plans within the meaning of ERISA section
  -----
3(37) of ERISA), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, welfare benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, under which any employee or former employee of the Company has any present or future right to benefits or under which the Company has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Benefit
                                                                    -------
Plans." Where appropriate all references to the "Company" in this Section 3.10
-----
shall refer to the Company and any member of its "controlled group" within the meaning of Section 414 of the Code.

          (b) The Company has, with respect to each Benefit Plan, if applicable, delivered or made available to the Parent true and complete copies of: (i) all plan texts and agreements and related trust agreements (or other funding vehicles); (ii) the most recent summary plan descriptions and material employee communications; (iii) the most recent annual report (including all schedules thereto); (iv) the most recent annual audited financial statement and opinion;
(v) if the plan is intended to qualify under Section 401(a) of the Code, the most recent determination letter received from the Internal Revenue Service (the "IRS"); and (vi) all material communications with any Governmental Entity
 ---
(including the Pension Benefit Guaranty Corporation and the IRS) given or received within the past three years.

          (c) Except as set forth on Section 3.10(c) of the Company Disclosure Letter, all amounts properly accrued as liabilities to or expenses of any Benefit Plan have been properly reflected on the Company's most recent financial statements to the extent required by U.S. GAAP. Since December 31, 1998, there has been no amendment or change in interpretation by the Company relating to any Benefit Plan which would materially increase the cost thereof.

          (d) No Benefit Plan is subject to either Section 412 of the Code or Title IV of ERISA.

          (e) Each Benefit Plan is in material compliance with all applicable Law. Each Benefit Plan which is intended to qualify under Section 401(a) of the Code has been issued a favorable determination letter by the Internal Revenue Service and has not been amended in a manner, and no event has occurred since such date, which would cause any such plan to fail to remain so qualified. Each Benefit Plan that requires registration with a relevant Governmental Entity has been so registered.

          (f) Except as set forth on Section 3.10(f) of the Company Disclosure Letter, there are no actions, liens, suits or Claims pending or threatened (other than routine claims for benefits) with respect to any Benefit Plan as to which the Company has or could reasonably be expected to have any direct or indirect actual or contingent material liability.

          (g) Each Benefit Plan which is a "group health plan" (as defined in Section 607(1) of ERISA) is in material compliance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Health Insurance Portability and Accountability Act and any other applicable Law.

          (h) There are no (i) Benefit Plans maintained by the Company pursuant to which welfare benefits are provided to current or former employees beyond their retirement or other termination of service, other than coverage mandated by applicable Law, the cost of which is fully paid by the current or former employees or their dependents; or (ii) unfunded Benefit Plan obligations with respect to any employee of the Company which are not fairly reflected by reserves shown on the Company's financial statements for March 31, 2000.

          (i) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of the Company to severance pay, unemployment compensation or any similar payment, (ii) except as set forth on Section 3.10(i) of the Company Disclosure Letter, accelerate the time of payment or vesting, or increase the amount of any compensation due to, any current or former employee of the Company, or (iii) constitute or involve a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), constitute or involve a breach of fiduciary responsibility within the meaning of Section 502(l) of ERISA as to which the Company has or reasonably could be expected to have any direct or indirect actual material liability.

          (j) No Benefit Plan is a "multiemployer plan" or "multiple employer plan" within the meaning of the Code or ERISA or the regulations promulgated thereunder.

          (k) Neither the Company nor any Benefit Plan, or to the knowledge of the Company, any "disqualified person" (as defined in Section 4975 of the Code) or any "party in interest" (as defined in Section 3(18) of ERISA), has engaged in any non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in any material liability to the Company.

          (l) None of the employees is represented by a union, and no union organizing efforts have been conducted within the last five years or are now being conducted. The Company does not currently have, nor to knowledge of the Company, is there now threatened, a strike, picket, work stoppage, work slowdown or other organized labor dispute. The Company has not as of the date hereof incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may have been amended from time to time, or any similar state law.

          Section 4.11 Accounting and Tax Matters. The Company and the Shareholder and, to the knowledge of the Company and the Shareholder, their affiliates have not taken or agreed to take any action, and the Company and the Shareholder is not aware of any agreement, plan or other circumstance, that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

          Section 4.12 Title to Properties; Liens. Each of the Company and the Company Subsidiaries has good, sufficient and legal title to all of its respective properties and assets (including all of the assets reflected on the Balance Sheet), free and clear of any Liens and subject only to (i) Liens for Taxes not due and payable or for Taxes, the validity of which is being contested in good faith by appropriate proceedings in an amount not to exceed U.S.$25,000, and (ii) Liens as set forth in Section 3.12 of the Company Disclosure Letter. Except for the Liens referred to in the previous sentence, all such properties and assets are free and clear of Liens of any kind and, to the knowledge of the Company and the Shareholder, there are no defaults with respect to any leases of real property under which any of the Company and the Company Subsidiaries is lessee or lessor.

           Section 4.13  Contracts; Debt Instruments.

             (a) Except for the Contracts disclosed in Section 3.13(a) of the Company Disclosure Letter, true and complete copies of which have been made available to the Parent, there are no:

                    (i) Contracts with any current or former officer, director, shareholder, employee, consultant, agent or other representative or with an entity in which any of the foregoing is a controlling person;

                    (ii) Contracts with any labor union or association representing any employee of the Company or Company Subsidiary;

                    (iii) Contracts with any person to sell, distribute or otherwise market any products or services of the Company or Company Subsidiaries;

                    (iv) Contracts for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Company or any Company Subsidiary of, or pursuant to which in the last year the Company or any Company Subsidiary paid in the aggregate, U.S.$25,000 or more;

                    (v) customer Contracts, pursuant to which in the last year the Company or any Company Subsidiary received gross revenues in the aggregate U.S.$50,000 or more;

                    (vi) Contracts for the sale of any properties other than in the ordinary course of business or for the grant to any person of any option or preferential rights to purchase any properties;

                    (vii) Contracts with respect to any partnerships or joint ventures involving the Company or any Company Subsidiary;

                    (viii) Contracts under which the Company or any Company Subsidiary agrees to indemnify any party or to share Tax liability of any party;

                    (ix) Contracts with customers, distributors or suppliers for the sharing of fees, rebating of charges or other similar arrangements;

                    (x) Contracts containing covenants of the Company or any Company Subsidiary not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company or any Company Subsidiary in any line of business or in any geographical area;

                    (xi) Contracts relating to the acquisition by the Company or any Company Subsidiary of any operating business or the capital stock of any other person;

                    (xii) Contracts requiring the payment to any person of an override or similar commission or fee;

                    (xiii) Contracts relating to the borrowing of money or guarantees in respect thereof;

                    (xiv) Contracts containing obligations or liabilities of any kind to holders of the capital stock of the Company or any Company Subsidiary as such (including an obligation to register any of such securities under any Federal or state securities Laws);

                    (xv) Contracts for the payment of fees or other consideration to any officer or director of the Company or any Company Subsidiary or to any other entity in which any of the foregoing has an interest;

                    (xvi) options or rights of first refusal for the purchase or lease of any property for an aggregate purchase price in excess of U.S.$50,000 or of any real property;

                    (xvii) Contracts pursuant to which the Company or any Company Subsidiary may hold or use any interest in or to any material property owned or claimed by the Company or any Company Subsidiary;

                    (xviii) management Contracts and other similar agreements with any person;

                    (xix) other than as listed above, Contracts pursuant to the terms of which there is either a current or future obligation or right of the Company or any Company Subsidiary to make payments in excess of U.S.$25,000 or receive payments in excess of U.S.$25,000; and

                    (xx) Contracts that are otherwise material to the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole.

          (b) Each material Contract to which the Company or a Company Subsidiary is a party or by which it or any of its properties or assets is or may be bound or affected, constitutes a valid and legally binding obligation of the Company or such Company Subsidiary and of the other parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other laws generally affecting creditors' rights and general equitable principles, and is in full force and effect. Neither the Company nor any Company Subsidiary, nor to the knowledge of the Company and the Shareholder, any other person, is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any material Contract to which the Company or a Company Subsidiary is a party or by which it or any of its properties or assets is or may be bound or affected.

          (c) 3.13(c) of the Company Disclosure Letter lists and
describes the status of all Contracts currently in active negotiation or currently proposed by the Company or any Company Subsidiary ("Proposed
                                                              --------
Contracts") of a type which if entered into by the Company or any Company Subsidiary, as the case may be, would be required to be listed on Schedule 3.13(a) of the Company Disclosure Letter. The Company has delivered to the Parent true and complete copies of the most recent draft, letter of intent or term sheet (or if none exist, a reasonably detailed written summary) embodying the terms of all of the Proposed Contracts set forth in Section 3.13(c) of the Company Disclosure Letter.

          (d) Set forth in Section 3.13(d) of the Company Disclosure Letter is a description of any material changes to the amount and terms of the indebtedness of the Company and the consolidated Company Subsidiaries as described in the notes to the financial statements set forth in the Interim Financials.

          Section 4.14  Litigation. Except as disclosed in Section 3.14 of the Company Disclosure Letter, there is no suit, claim, action, proceeding or investigation (collectively, "Claims") pending or, to the knowledge of the
                              ------
Company or the Shareholder, threatened (either in writing or by a verbal threat that could reasonably be expected to be followed by a written threat) against the Company or any Company Subsidiary before any Governmental Entity that, if adversely determined, individually or in the aggregate, has resulted or could reasonably be expected to result in the Company or any of the Company Subsidiaries becoming liable for amounts of U.S.$25,000 or more, or otherwise result in a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree.

          Section 4.15 Environmental Matters. Except as has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company:

          (a) the Company and the Company Subsidiaries are and have been in compliance with all applicable Laws relating to pollution, protection of the environment or health and safety ("Environmental Laws");
                                   ------------------

          (b) there is no claim pursuant to Environmental Laws or principles of common law relating to pollution, protection of the environment or health and safety (an "Environmental Claim") pending or to the knowledge of the Company
            -------------------
threatened against the Company or any Company Subsidiary;

          (c) there is no civil, criminal or administrative judgment or notice of violation outstanding against the Company or any Company Subsidiary pursuant to Environment Laws or principles of common law relating to pollution, protection of the environment or health and safety; and

          (d) there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may prevent compliance of the Company or any of the Company Subsidiaries with Environmental Laws, or which have given rise to or could reasonably be expected to give rise to an Environmental Claim against the Company or any of the Company Subsidiaries or to liability or obligations pursuant to Environmental Laws incurred by the Company or any of the Company Subsidiaries.

           Section 4.16  Intellectual Property.

          (a) For purposes of this Agreement, "Intellectual Property" means all
                                              ---------------------
of the following as they are used in connection with the business of the Company and Company Subsidiaries as presently conducted or contemplated in their business plans and as they exist in any jurisdiction throughout the world, in each case, to the extent owned by, licensed to, or otherwise used or held for use by the Company or Company Subsidiaries:

          (i) United States and foreign patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or resubmitted) (collectively, "Patents");
--------

          (ii) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration thereof (collectively, "Trademarks");
-----------

          (iii) copyrights, including all renewals and extensions, copyright registrations and applications for registration, and non-registered copyrights (collectively, "Copyrights");
                ----------

          (iv) trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection) (collectively, "Technology");
                                   ----------

          (v) computer software programs, including all source code, object code, and documentation related thereto ("Software"); and
                                          --------

          (vi) all licenses, and sublicenses, and other agreements or permissions related to the property described in Section 3.15(a).

          (b) Section 3.16(b) of the Company Disclosure Letter sets forth all of the Intellectual Property owned by, and filings and applications for any Intellectual Property filed by, the Company and Company Subsidiaries. None of the Intellectual Property listed in Section 3.16(b) of the Company Disclosure Letter is subject to any outstanding judgment, injunction, writ, award, decree or order of any nature, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Company or the Shareholder, threatened, which challenges the validity, enforceability, use or ownership of any Intellectual Property.

          (c) Section 3.16(c) of the Company Disclosure Letter sets forth all Intellectual Property licenses, sublicenses, distributor agreements and other agreements under which the Company or any Company Subsidiary are either a licensor or licensee. The Company and each Company Subsidiary have substantially performed all obligations imposed upon them thereunder, and are not, nor to the knowledge of the Company or the Shareholder is any other party thereto, in breach of or default thereunder in any respect, nor to the knowledge of the Company is there any event which with notice or lapse of time or both would constitute a default thereunder. All of the Intellectual Property licenses listed in Section 3.16(c) of the Company Disclosure Letter are valid, enforceable and in full force and effect, subject to bankruptcy, insolvency, reorganization, moratorium or other laws generally affecting creditors' rights and general equitable principles, and will continue to be so on identical terms immediately following the Merger.

          (d) Except as set forth in Section 3.16(d) of the Company Disclosure Letter, to the knowledge of the Company, none of the Intellectual Property currently sold or licensed by the Company or Company Subsidiaries to any person or used by or licensed to the Company or any Company Subsidiary by any person infringes upon or otherwise violates any Intellectual Property rights of others.

          (e) Except as set forth in Section 3.16(e) of the Company Disclosure Letter, no litigation is pending and no claim has been made against the Company or any Company Subsidiary or, to the knowledge of the Company, is threatened, contesting the right of the Company or any of Company Subsidiary to sell or license to any person or use the Intellectual Property presently sold or licensed to such person or used by the Company or any Company Subsidiary.

          (f) Except as set forth in Section 3.16(f) of the Company Disclosure Letter, to the knowledge of the Company, no person is infringing upon or otherwise violating the Intellectual Property rights of the Company or any Company Subsidiary.

          (g) The Company and each Company Subsidiary have given the public notice of their Copyrights and notice of their Trademarks as required by the Trademark and Copyright Statutes.

          (h) The Company and Company Subsidiaries have taken reasonable precautions to protect the secrecy, confidentiality, and value of their trade secrets and the proprietary nature and value of the Intellectual Property.

          (i) Except as set forth in Section 3.16(i) of the Company Disclosure Letter, no former employer of any employee of the Company or any Company Subsidiary, and no current or former client of any consultant of the Company or any Company Subsidiary, has made a claim against the Company or any Company Subsidiary or, to the knowledge of the Company, against any other person, that such employee or such consultant is utilizing Intellectual Property of such former employer or client.

          (j) Except as set forth in Section 3.16(f) of the Company Disclosure Letter, none of the Company or any Company Subsidiaries are a party to or bound by any license or other agreement requiring the payment by the Company or any Company Subsidiaries of any royalty payment, excluding such agreements relating to software licensed for use solely on the computers of the Company or Company Subsidiaries.

          (k) To the knowledge of the Company, no employee of the Company or any Company Subsidiary is in violation of any requirement of Law applicable to such employee, or any term of any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the relationship of such employee with the Company or any Company Subsidiary or any prior employer.

          (l) To the knowledge of the Company, none of the Trade Secrets, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, have been disclosed to any person other than employees, representatives and agents of the Company or any Company Subsidiary, except pursuant to confidentiality agreements entered into with third parties or as required pursuant to the filing of a patent application by the Company or any Company Subsidiary.

          (m) It is not necessary for the business of the Company and Company Subsidiaries to use any Intellectual Property owned by any director, officer, employee or consultant of the Company or any Company Subsidiaries (or persons the Company or any Company Subsidiary presently intends to hire). To the knowledge of the Company, at no time during the conception or reduction to practice of any of the Intellectual Property of the Company or any Company Subsidiary was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Entity or subject to any employment agreement, invention assignment, nondisclosure agreement or other Contract with any person that could adversely affect the rights of the Company or any Company Subsidiary to their Intellectual Property.

          (n) All Company Software is described in Section 3.16(b) of the Company Disclosure Letter. The Company Software performs in conformance with its documentation and is fully and freely transferable to the Surviving Corporation (for use by the Parent in conducting the business of the Surviving Corporation) without any third party consents, is free from any material software defect and performs in general conformance with its documentation. The Company has furnished all documentation relating to the use, maintenance and operation of such Software, all of which to the best knowledge of the Company is true and accurate.

          (o) All Software, hardware, databases and embedded control systems (collectively, the "Systems") used by the Company and Company Subsidiaries are,
                    -------
to the knowledge of the Company, Year 2000 Compliant. For purposes of this Agreement, "Year 2000 Compliant" means that the Systems (i) accurately process
            -------------------
date and time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations and (ii) operate accurately with other software and hardware that use standard date format (4 digits) for representation of the year.

          (p) After the completion of the transactions contemplated by this Agreement, the Surviving Corporation will own all right, title, and interest in and to or have a license to use all Intellectual Property on identical terms and conditions as the Company and Company Subsidiaries enjoyed immediately prior to such transactions.

           Section 4.17  Taxes.

          (a) The Company and the Company Subsidiaries have paid all Federal, state, local, foreign and other taxes (including income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing (collectively, "Taxes"), and shall timely pay such Taxes required to be paid by
                -----
or with respect to the Company and the Company Subsidiaries (or any of them) after the date hereof and on or before the Closing Date.

          (b) All returns and other reports required to be filed by or with respect to the Company and the Company Subsidiaries (or any of them) with respect to Taxes (hereinafter "Tax Returns") on or before the date hereof have
                               -----------
been timely filed. All Tax Returns required to be filed by or with respect to the Company and the Company Subsidiaries (or any of them) after the date hereof and on or before the Closing Date shall be prepared and timely filed, in a manner consistent with prior years (except where any inconsistency is required by applicable laws and regulations) and applicable laws and regulations.

          (c) No penalties or other charges are or will become due with respect to the late filing of any Tax Return or payment of any Tax of the Company or any Company Subsidiary required to be filed or paid after the Closing Date. The Company and the Company Subsidiaries will not be required to pay any Taxes attributable to any member of any group of affiliated corporations that files consolidated or combined returns (other than a member of the group that consists of the Company and the Company Subsidiaries) of which the Company or any of the Company Subsidiaries was a member before the Closing Date by reason of Treas. Reg. (S) 1.1502-6 or any comparable provision of state, local or foreign law that provides for joint or several liability, in whole or in part.

          (d) With respect to all Federal and state income Tax Returns of the Company and any of the Company Subsidiaries, (i) no audit is in progress and no extension of time (other than automatic extensions of time) is in force with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; and (ii) there is no unassessed deficiency proposed or threatened in writing against the Company or any of the Company Subsidiaries.

          (e) Neither the Company nor any of the Company Subsidiaries has agreed to or is required to make any adjustments under Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code") (or in any similar provision of
                                       ----
state, local or foreign tax law) by reason of a change in accounting method or otherwise for any tax period for which the applicable Federal statute of limitations has not yet expired.

          (f) Section 3.17 of the Company Disclosure Letter sets forth all Federal, state, county, local and foreign tax elections under the Code and other applicable provisions of tax law that are in effect with respect to the Company and the Company Subsidiaries for the fiscal year ended December 31, 1999 and the fiscal year beginning January 1, 2000.

          (g) No gain or loss from deferred intercompany transactions or excess loss accounts of the Company or the Company Subsidiaries have been or will be triggered by the transactions contemplated by this Agreement.

          (h) The Company and the Company Subsidiaries have not at any time consented under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any sale of its capital stock.

          (i) Neither the Company nor any of the Company Subsidiaries will have any liability after the Closing Date under any tax sharing allocation or indemnification agreement to which they have been a party, and all such agreements in effect before the Closing Date shall terminate and be of no further force and effect as of the end of the Closing Date.

          (j) There are no Liens for Taxes on the assets of the Company or the Company Subsidiaries except for Liens for current Taxes not yet due.

          (k) Neither the Company nor any of the Company Subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (l) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to the Company or any Company Subsidiary.


          Section 4.18 Non-Competition Agreements. Neither the Company nor any Company Subsidiary is a party to any Contract which purports to restrict or prohibit in any material respect the Company and the Company Subsidiaries collectively from, directly or indirectly, engaging in any business involving the development, marketing and offering of computer software and the provision of related services currently engaged in by the Company, any Company Subsidiary or any other persons affiliated with the Company. None of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any Company Subsidiary or affiliate of either of them from, directly or indirectly, engaging in any of the businesses described above.

          Section 4.19 Agreements with Regulatory Agencies. Neither the Company nor any Company Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not listed in Section 3.19 of the Company Disclosure Letter, a "Company Regulatory Agreement"), any
                                  ----------------------------
Governmental Entity that restricts the conduct of its business or that in any manner relates to its management or its business, or could reasonably be expected, following consummation of the Merger, to impair the Parent's ability to conduct the business of the Surviving Corporation, the Parent or any Parent Subsidiary, as presently conducted. Neither the Company nor any Company Subsidiary has been advised by any Governmental Entity that such

Governmental Entity is considering issuing or requesting any Company Regulatory Agreement, except for any such proposed Company Regulatory Agreements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on the Company.

          Section 4.20 Brokers. No broker, finder or investment banker other than the Company Financial Advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has made available to the Parent a complete and correct copy of all agreements between the Company and the Company Financial Advisor under which the Company Financial Advisor would be entitled to any payment relating to the Merger or such other transactions.

          Section 4.21  Certain Statutes.  The Board of Directors of the
Company has taken or will take all appropriate and necessary actions to ensure that the restrictions on business combinations in the ORS will not have any adverse effect on the Merger or the other transactions contemplated by this Agreement. No "fair price," "moratorium," "control share acquisition" or other similar state or federal anti-takeover statute or regulation (each a "Takeover
                                                                      --------
Statute") is, as of the date of this Agreement, applicable to the Merger or such
-------
other transactions.

          Section 4.22 Receivables. All accounts and notes receivable reflected on the Balance Sheet, and all accounts and notes receivable arising subsequent to December 31, 1999, have arisen in the ordinary course of business of the Company or Company Subsidiaries and to the knowledge of the Company are collectible in the ordinary course of business of the Company and Company Subsidiaries in the aggregate recorded amounts thereof in accordance with their terms. Section 3.22 of the Company Disclosure Letter lists any obligor which together with all of its affiliates owed accounts and notes receivable reflected on the Balance Sheet in an aggregate amount of U.S.$25,000 or more.

          Section 4.23 Accounts Payable. The Company has delivered a complete and accurate list of the accounts payable of the Company and the Company Subsidiaries (including an aging schedule) as of May 31, 2000.

          Section 4.24 Liabilities. As of March 31, 2000, the Company and Company Subsidiaries did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by U.S. GAAP to be set forth on a financial statement or in the notes thereto ("Liabilities") that were not fully and adequately reflected or reserved
          -----------
against on the Balance Sheet or described on any schedule or in the notes to the Audited Financials or Interim Financials. Except as set forth in Section 3.24 of the Company Disclosure Letter, the Company and Company Subsidiaries have not, except in the ordinary course of business, incurred any Liabilities since December 31, 1999. None of the Company, any of the Company Subsidiaries or the Shareholder has any knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities of the Company or any of the Company Subsidiaries or any successor to their businesses except in the ordinary course of business or as otherwise set forth on Section 3.24 of the Company Disclosure Letter.

          Section 4.25  Suppliers and Customers.  Section 3.25 of the
Company Disclosure Letter lists, by dollar volume paid for the 15 months ended on March 31, 2000, the 10 largest suppliers and the 30 largest customers of the Company and each of the Company Subsidiaries. The relationships of the Company and the Company Subsidiaries with such suppliers and customers are good commercial working relationships and, except as set forth in Section 3.25 of the Company Disclosure Letter, (a) no person listed in Section 3.25 to the Company Disclosure Letter within the last twelve months has threatened to cancel or otherwise terminate or, to the knowledge of the Company, intends to cancel or otherwise terminate, the relationship of such person with the Company and the Company Subsidiaries, (b) no such person has during the last twelve months decreased materially or threatened to decrease or limit materially or, to the knowledge of the Company, intends to modify materially its relationship with the Company or any of the Company Subsidiaries or intends to decrease or limit materially its services or supplies to the Company or any of the Company Subsidiaries or its usage or purchase of the services or products of the Company or any of the Company Subsidiaries and (c) to the knowledge of the Company, the transactions contemplated by this Agreement will not adversely affect the relationship of the Company or any of the Company Subsidiaries with any supplier or customer listed on Section 3.25 to the Company Disclosure Letter.

          Section 4.26 Employee Relations. Section 3.26 of the Company Disclosure Letter lists as of the date of this Agreement the number of employees in the aggregate, the number of full-time personnel and the number of contract workers of the Company and each of the Company Subsidiaries. Except as disclosed in Section 3.26 of the Company Disclosure Letter, none of the employees is represented by a union, and no union organizing efforts have been conducted within the last five years or to the knowledge of the Company are now being conducted. Except as disclosed in Section 3.26 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has at any time during the last five years had, nor to the knowledge of the Shareholder, the Company or any of the Company Subsidiaries, is there now threatened, a strike, picket, work stoppage, work slowdown or other labor dispute.

          Section 4.27 Insurance. Section 3.27 of the Company Disclosure Letter sets forth a list (specifying the insurer, describing each pending claim thereunder of more than U.S.$25,000 and setting forth the aggregate amounts paid out under each such policy through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of fire, liability, product liability, worker's compensation, vehicular and other insurance held by or on behalf of the Company or any of the Company Subsidiaries. Such policies and binders are valid and binding in accordance with their terms, are in full force and effect, and insure against risks and liabilities to an extent and in a manner customary in the industries in which the Company and the Company Subsidiaries operate. Neither the Company nor any of the Company Subsidiaries is in default with respect to any provision contained in any such policy or binder or has failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims set forth in Section 3.27 of the Company Disclosure Letter, there are no outstanding unpaid claims under any such policy or binder, and neither the Company nor any of the Company Subsidiaries has received any notice of cancellation or non-renewal of any such policy or binder. Except as set forth in Section 3.27 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has received any notice from any of its insurance carriers or any Governmental Entity that any insurance premiums will or may be materially increased in the future or that any insurance coverage listed in Section 3.27 of the Company Disclosure Letter will or may not be available in the future on substantially the same terms as now in effect, and to the knowledge of the Company, there is no basis for the issuance of any such notice or for any such action.

          Section 4.28 Officers, Directors and Employees. Section 3.28 of the Company Disclosure Letter sets forth (a) the name, title and total compensation (for the previous three years) of each officer and director of the Company and each of the Company Subsidiaries; (b) the name, title and total compensation of each other employee, consultant, agent or other representative of the Company and any of the Company Subsidiaries whose current or committed annual rate of compensation (including bonuses and commissions) exceeds U.S.$100,000; (c) all wage and salary increases, bonuses and increases in any other direct or indirect compensation received by such persons since December 31, 1999; (d) any payments or commitments to pay any severance or termination pay to any such persons; and (e) any accrual for, or any commitment or agreement by the Company or any of the Company Subsidiaries to pay, such increases, bonuses or pay. None of such persons has indicated that he or she will cancel or otherwise terminate such person's relationship with the Company or any of the Company Subsidiaries.

          Section 4.29 Potential Conflicts of Interest. Except as set forth in Section 3.29 of the Company Disclosure Letter, (a) the Company represents and warrants to the Parent that (i) no officer or director of the Company and (ii) no relative or spouse (or relative of such spouse) of any such officer or director of the Company and (b) the Shareholder represents and warrants to the Parent that neither (i) the Shareholder, (ii) nor any affiliate of the Shareholder, (iii) nor any officer or director of any affiliate of the Shareholder (excluding the Company) or (iv) any entity controlled by one or more of the foregoing:

          (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of the Company or any of the Company Subsidiaries;

          (b) owns, directly or indirectly, in whole or in part, any intellectual or other property that the Company or any of the Company Subsidiaries uses in the conduct of its business; or

          (c) has any claim whatsoever against, or owes any amount to, the Company or any of the Company Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under benefit plans, and similar matters and agreements existing on the date hereof.

          Section 4.30  Banks, Brokers and Proxies.  Section 3.30 of the
Company Disclosure Letter sets forth (a) the name of each bank, trust company, securities or other broker or other financial institution with which the Company or any of the Company Subsidiaries has an account, credit line or safe deposit box or vault, or otherwise maintains relations; (b) the name of each person authorized by the Company or any of the Company Subsidiaries to draw thereon or to have access to any safe deposit box or vault; (c) the purpose of each such account, safe deposit box or vault; and (d) the names of all persons authorized by proxies, powers of attorney or other instruments to act on behalf of the Company or any of the Company Subsidiaries in matters concerning its business or affairs.

          Section 4.31  Information.  None of the information to be supplied by the Company for inclusion in any proxy statement or the registration statement of the Parent to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act and/or Exchange Act (each, a "Registration Statement") will, in the case of the Registration Statement, at
-----------------------
the time it becomes effective and at the effective time of the transaction contemplated thereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Registration Statement or necessary to make the statements in that Registration Statement not misleading, or, in the case of the proxy statement or any amendments of or supplements to the proxy statement, at the time of the mailing of the proxy statement and any amendments of or supplements to the proxy statement and at the time of the relevant stockholders meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that proxy statement or necessary in order to make the statements in that proxy statement, in light of the circumstances under which they are made, not misleading.

          Section 4.32 Vote Required. The Requisite Company Vote is the only vote of the holders of any class or series of the Company's capital stock necessary (under the Company Charter Documents, the ORS, other applicable Law or otherwise) to approve this Agreement, the Merger or the other transactions contemplated by this Agreement.

          Section 4.33  Full Disclosure.  All documents, Contracts,
instruments, certificates, notices, consents, affidavits, letters, telegrams, telexes, statements, schedules (including the Company Disclosure Letter), exhibits and any other papers whatsoever (collectively, "Documents") delivered
                                                         ---------
by or on behalf of the Shareholder, the Company or any of the Company Subsidiaries in connection with this Agreement and the transactions contemplated by this Agreement are true, complete and authentic. No Document furnished by or on behalf of the Shareholder, the Company or any of the Company Subsidiaries to the Parent pursuant to this Agreement or in connection with the transactions contemplated hereby, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading. There is no fact that the Company has not disclosed to the Parent in writing that materially adversely affects or, so far as any of the Shareholder and the Company can now foresee, will materially adversely affect, the conditions of Article VI of this Agreement or the ability of the Company and the Shareholder to perform this Agreement.

          Section 4.34 Maximum Fees and Expenses. Fees and other charges payable to investment bankers, attorneys, accountants and other professionals in connection with the consummation of this Merger will not exceed $5,750,000.


                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PARENT

            The Parent represents and warrants to the Company that:

          Section 5.1  Organization and Qualification; Subsidiaries.

          (a) The Parent has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Parent and the subsidiaries of the Parent (each a

"Parent Subsidiary") is duly qualified or licensed to do business, and is in
 -----------------
good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent. For purposes of this Agreement, "Material Adverse Effect on the
                                             ------------------------------
Parent" means any change in or effect on (or an event or circumstance involving
------
a prospective change in or effect on) the business, assets, properties, results of operations or condition (financial or otherwise) of the Parent or any Parent Subsidiaries that is or could reasonably be expected to be materially adverse to the Parent and the Parent Subsidiaries, taken as a whole, or that could reasonably be expected to materially impair the ability of the Parent to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

          (b) Section 4.1 of the disclosure letter previously delivered by the Parent to the Company (the "Parent Disclosure Letter") sets forth a complete and
                            ------------------------
correct list of all of the Parent Subsidiaries, their jurisdiction of organization and the ownership or other interest therein of the Parent and of each other Parent Subsidiary. Neither the Parent nor any Parent Subsidiary holds any interest in any person other than the Parent Subsidiaries so listed.

          Section 5.2  Charter Documents.    The copies of the Parent's
articles of association (Satzung) and management board (Vorstand) Rules of Procedure (Geschaftsordnung), each as amended through the date of this Agreement, that have been furnished to the Company, are complete and correct copies of those documents. The Parent is not in violation of any of the provisions of such charter documents.

          Section 5.3  Capitalization.

          (c) As of May 19, 2000, (i) 27,311,184 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, (ii) the authorized capital I of the Parent consisted of 10,337,589 shares of Parent Common Stock,
(iii) the authorized capital II of the Parent consisted of 2,600,000 shares of Parent Common Stock and (iv) 2,409,639 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding Parent Stock Options. Except as set forth above, as of May 19, 2000, no shares of capital stock or other voting securities of the Parent were issued, reserved for issuance or outstanding and, since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except upon the exercise of the Parent Stock Options outstanding on such date. On May 26, 2000, the Parent's shareholders authorized the issuance of convertible bonds in an aggregate principal amount of Euro 2,600,000 which may be used in connection with employee participation schemes and the Parent's shareholders resolved to create a new Contingent Capital II in the amount of Euro 2,600,000 non-par value bearer shares and authorized the management board to purchase own shares of up to 10% of the share capital for a time period of 18 months. No other increase of share capital has been resolved since May 19, 2000. The Parent has sufficient authorized share capital to proceed with the Share Capital increase as set forth in this Agreement.

          (b) Between December 31, 1999 and the date of this Agreement, no options to purchase shares of Parent Common Stock ("Parent Stock Options") have
                                                    --------------------
been granted by the Parent under the Parent's 1998 Plan or the Parent's 1999 Plan (collectively, the "Parent's Option Plans"). Except (i) Parent Stock
                         ---------------------
Options to purchase an aggregate of 2,409,639 shares of Parent Common Stock outstanding or available for grant under the Parent's Option Plans, or (ii) under agreements or arrangements described in Section 4.3(b) of the Parent Disclosure Letter, there are no options, warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Parent is a party or by which the Parent is bound relating to the issued or unissued capital stock of the Parent or any Parent Subsidiary or obligating the Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, other equity interests in, or securities exchangeable for or convertible in the capital stock or other equity interest in the Parent or any Parent Subsidiary. None of the Parent Stock Options which are subject to vesting will vest as a result of the consummation of the Merger.

          (c) Subject to Section 5.22, the shares of Parent Common Stock to be delivered in connection with the Merger have been duly authorized by all necessary corporate action, and when issued in accordance with this Agreement, will be validly issued, fully paid, nonassessable and will not be subject to preemptive rights. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and each such share owned by the Parent or a Parent Subsidiary is free and clear of all Liens, except where failure to own such shares free and clear, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

          Section 5.4  Authority.

          (a) The Parent has all necessary corporate power and authority to execute and deliver this Agreement and, subject to compliance with Section 52 of the German Stock Corporation Law (Aktiengesetz), the resolutions of the management board (Vorstand) and the supervisory board (Aufsichtsrat) of the Parent with respect to the Share Capital Increase, the appointment of an auditor and the preparation of an audit (valuation) report by such auditor in connection with the Share Capital Increase and the registration of the Share Capital Increase with the commercial register (Handelsregister) for the Parent (the "Requisite Parent Approval"), to issue the Parent Common Stock and perform its
--------------------------
obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement to be consummated by the Parent. This Agreement has been validly executed and delivered by the Parent, and assuming the due authorization, execution and delivery by the other parties hereto and subject to Section 5.22, constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms.

          Section 5.5  No Conflict.

          (a) Except as set forth in Section 4.5 of the Parent Disclosure Letter, the execution and delivery of this Agreement by the Parent do not, and the performance of this Agreement by the Parent will not:

              (i) conflict with or violate any provision of the Parent's articles of association (Satzung) or management board (Vorstand) rules of procedure (Geschaftsordnung) of the Parent;

              (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.6 have been obtained and all filings and obligations described in Section 4.6 have been made, conflict with or violate any Law applicable to the Parent or by which any property or asset of the Parent is or may be bound or affected, except for any such conflicts or violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent; or

             (iii) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Parent or any Parent Subsidiary under, any Contract to which the Parent or any Parent Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected, except for any such breaches, defaults or other occurrences which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

          (b) Section 4.5(b) of the Parent Disclosure Letter sets forth a correct and complete list in all material respects of Contracts to which the Parent or any Parent Subsidiaries are a party or by which they or their assets or properties are or may be bound or affected under which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement except where failure to obtain such consent or waiver, individually or in the aggregate, have not and could not reasonably be expected to result in a Material Adverse Effect on the Parent, except for those Contracts under which the Parent's failure to obtain the required consents or waivers, individually or in the aggregate, would not result in a Material Adverse Effect on the Parent .

          Section 5.6 Required Filings and Consents. The execution and delivery of this Agreement by the Parent do not, and the performance of this Agreement by the Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except
(i) for applicable requirements of the Exchange Act, applicable requirements of the Securities Act, applicable requirements of Blue Sky Laws, the rules and regulations of the Nasdaq National Market, the rules and regulations of the Neuer Markt, applicable requirements of Takeover Statutes, the pre-merger notification requirements of the HSR Act, for the filing of the Articles of Merger as required by the ORS, compliance with Section 52 of the German Stock Corporation Law (Aktiengesetz), the filing of this Agreement and the approval of the capital increase by the management board (Vorstand) and the supervisory board (Aufsichtsrat) of the Parent with the commercial register (Handelsregister) for the Parent and as set forth in Section 4.6 of the Parent Disclosure Letter and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

          Section 5.7  Financial Statements.

          (a) The Parent has provided the Company with true and complete copies of (i) the audited consolidated balance sheet of the Parent as of December 31, 1999, June 30, 1999 and June 30, 1998 and the related consolidated statements of operations, cash flows and shareholders' equity for the six month period ended December 31, 1999 and for each of the three fiscal years ended June 30, 1999 (including all related notes and schedules thereto) and (ii) the unaudited consolidated balance sheet of the Parent as of March 31, 2000 (collectively, including any such documents provided subsequent to the date of this Agreement, the "Parent Financial Statements"), which have been or will be included in the
     ---------------------------
Registration Statement on Form F-4 filed by the Parent with the Securities and Exchange Commission on May 25, 2000, as amended.

          (b) Each of the consolidated balance sheets included in the Parent Financial Statements (including the related notes and schedules) fairly presented, in all material respects, the consolidated financial position of the Parent as of the dates set forth in those consolidated balance sheets. Each of the consolidated statements of income and of cash flows included in the Parent Financial Statements (including any related notes and schedules) fairly presented, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Parent and the consolidated Parent Subsidiaries for the periods set forth in those consolidated statements of income and of cash flows, in each case in conformity with generally accepted accounting principles in Germany ("German GAAP") or U.S. GAAP, as noted in the
                                   -----------
Parent Financial Statements, consistently applied throughout the periods indicated, and comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Securities and Exchange Commission.

          (c) Except as set forth in Section 4.7(c) of the Parent Disclosure Letter or as and to the extent set forth on the consolidated balance sheet of the Parent and the consolidated Parent Subsidiaries as of December 31, 1999 including the related notes, neither the Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes, except for liabilities or obligations incurred in the ordinary course of business since December 31, 1999 that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

          Section 5.8  Absence of Certain Changes or Events.

          (a) Since December 31, 1999, the Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been any Material Adverse Effect on the Parent, except as disclosed in Section 4.8(a) of the Parent Disclosure Letter.

          (b) Except as set forth in Section 4.8(b) of the Parent Disclosure Letter and except as permitted pursuant to Section 5.2, since December 31, 1999, there has not been:

              (i) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by it or any Parent Subsidiaries, whether or not covered by insurance, which damage, destruction or loss, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Parent;

              (ii) any material change by the Parent in its or any Parent Subsidiary's accounting methods, principles or practices;

              (iii) any declaration, setting aside or payment of any dividend or distribution in respect of Parent Shares or any redemption, purchase or other acquisition of any of the Parent's securities;

              (iv) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Parent or any Parent Subsidiary except in the ordinary course of business consistent with past practice or except as required by applicable Law;

          (v) (A) any incurrence or assumption by the Parent or any Parent Subsidiary of any indebtedness for borrowed money or (B) any guarantee, endorsement or other incurrence or assumption of material liability (whether directly, contingently or otherwise) by the Parent or any Parent Subsidiary for the obligations of any other person (other than any wholly-owned Parent Subsidiary), other than in the ordinary course of business consistent with past practice;

          (vi) any creation or assumption by the Parent or any Parent Subsidiary of any Lien on any material asset of the Parent or any Parent Subsidiary, other than in the ordinary course of business, consistent with past practice;

          (vii) any making of any loan, advance or capital contribution to or investment in any person by the Parent or any Parent Subsidiary, other than in the ordinary course of business, consistent with past practice;

          (viii) (A) any contract or agreement entered into by the Parent or any Parent Subsidiary (except for that certain agreement between the Parent and Blaze Software, Inc.) on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (B) any modification, amendment, assignment or termination of or relinquishment by the Parent or any Parent Subsidiary of any rights under any other Contract (including any insurance policy naming it as a beneficiary or a loss payable payee) that has resulted or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on the Parent other than transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practice or those contemplated by this Agreement.

          Section 5.9 Accounting and Tax Matters. Neither the Parent, nor to the knowledge of the Parent, any of Parent's affiliates has taken or agreed to take any action, nor is the Parent aware of any agreement, plan or other circumstance, that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

          Section 5.10 Litigation. Except as disclosed in Section 4.10 of the Parent Disclosure Letter, there is no Claim pending or, to the knowledge of the Parent, threatened against the Parent or any Parent Subsidiary before any Governmental Entity that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Parent. Neither the Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Parent.

          Section 5.11  Intellectual Property.  To the knowledge of the
Parent, the Parent owns, or is validly licensed or otherwise has the right to use all Intellectual Property that is material to the conduct of the business of the Parent and the Parent Subsidiaries, taken as a whole. To the knowledge of the Parent, as of the date of this Agreement, no suits, actions or proceedings are pending, and no person has threatened in a writing delivered to the Parent since January 1, 1999 to commence any suit, action or proceeding, alleging that the Parent or any Parent Subsidiaries are infringing the rights of any person with regard to any Intellectual Property, except for suits, actions or proceedings that, individually or in the aggregate, would not have a Material Adverse Effect on the Parent. To the knowledge of the Parent, no person is infringing the Intellectual Property rights of the Parent or any Parent Subsidiary, except for infringements which, individually or in the aggregate, would not have a Material Adverse Effect on the Parent.

          Section 5.12 Taxes. Except to the extent that failure to do so, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent, the Parent and the Parent Subsidiaries have filed all Tax returns and reports to be filed by them and have paid, or established adequate reserves for, all Taxes required to be paid by them. Except as, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent, no deficiencies for any Taxes have been proposed, asserted or assessed against the Parent or any Parent Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

          Section 5.13 Brokers. No broker, finder or investment banker other than the Parent Financial Advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent. Prior to the date of this Agreement, the Parent has made available to the Company a complete and correct copy of all agreements between the Parent and the Parent Financial Advisor under which the Parent Financial Advisor would be entitled to any payment relating to the Merger or such other transactions.

          Section 5.14 Compliance with Laws. The Parent is in compliance with all applicable Laws except where failure to so comply would not have a Material Adverse Effect on the Parent.

          Section 5.15 Parental Approval. Apart from the Requisite Parent Approval and the resolutions of the management board and the supervisory board of the Parent with respect to the listing of the Parent Common Stock for quotation on the Neuer Markt, no other resolution of the general meeting, the management board or the supervisory board of the Parent is necessary for the Parent to perform its obligations under this Agreement, and to consummate the Merger and the other transactions contemplated by this Agreement. The quotation of the Parent Common Stock on the

Neuer Markt shall be for unrestricted trading apart from any requirements resulting from the Stockholders Agreement between the Parent and the Shareholder ("the Neuer Markt Quotation").

          Section 5.16 Full Disclosure. No Document delivered by or on behalf of the Parent in connection with this Agreement contains an untrue statement of a material fact or omits to state a material fact required to be stated there in or necessary to make the statements made, in the context in which made, not materially false or misleading.


                                   ARTICLE V

                                   COVENANTS

          Section 6.1 Conduct of Business of the Company. Except as contemplated by this Agreement or with the prior written consent of the Parent, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of the Company Subsidiaries to, conduct its operations only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort then would be applied in the absence of this Agreement, will use its reasonable best efforts to, and to cause each Company Subsidiary to, preserve intact the business organization of the Company and each of the Company Subsidiaries, to keep available the services of the present officers and key employees of the Company and the Company Subsidiaries, and to preserve the good will of customers, suppliers and all other persons having business relationships with the Company and the Company Subsidiaries. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or disclosed in Section 5.1 of the Company Disclosure Letter, prior to the Effective Time, the Company will not, and will not permit any Company Subsidiary to, without the prior written consent of the Parent which consent will not be unreasonably withheld or delayed:

          (a) except as required by applicable Law, adopt any amendment to the articles of incorporation or by-laws of the Company or the comparable organizational documents of any Company Subsidiary;

          (b) except for issuances of capital stock of Company Subsidiaries to the Company or a wholly-owned Company Subsidiary, issue, reissue, sell or pledge, or authorize the issuance, reissuance, sale or pledge of (i) additional shares of capital stock or other equity securities of any class, or securities convertible into capital stock or other equity securities or any rights, warrants or options to acquire any such convertible securities or capital stock or other equity securities, other than the issue of Company Common Stock, in accordance with the terms of the instruments governing such issuance on the date hereof, pursuant to the exercise of Company Stock Options outstanding on the date hereof, or (ii) any other securities in respect of, in lieu of, or in substitution for, Company Common Stock outstanding on the date hereof;

          (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between the Company and any wholly-owned Company Subsidiary;

          (d) directly or indirectly, split, combine, subdivide, reclassify or redeem, retire, purchase or otherwise acquire, or propose to redeem, retire or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

          (e) except for increases in salary, wages and benefits of officers or employees of the Company or the Company Subsidiaries in accordance with past practice or increases in salary, wages and benefits granted to officers and employees of the Company or the Company Subsidiaries in conjunction with new hires, promotions or other changes in job status or increases in salary, wages and benefits to employees of the Company or the Company Subsidiaries pursuant to collective bargaining agreements entered into in the ordinary course of business, (i) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or any Company Subsidiaries), (ii) pay any benefit not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies), or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiaries or (iii) establish, adopt, enter into, amend or take any action to accelerate rights under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case to the extent required by applicable Law; provided, however, that nothing in this Agreement will be deemed to prohibit the payment of benefits as they become payable;

          (f) acquire, sell, lease, license, transfer, pledge, encumber, grant or dispose of (whether by merger, consolidation, purchase, sale or otherwise) any assets, including capital stock of Company Subsidiaries (other than the acquisition and sale of inventory or the disposition of used or excess equipment and the purchase of raw materials, supplies and equipment, in either case in the ordinary course of business consistent with past practice), or enter into any material commitment or transaction outside the ordinary course of business, other than transactions between a wholly-owned Company Subsidiary and the Company or another wholly-owned Company Subsidiary;

          (g) (i) incur, assume or prepay any long-term indebtedness or incur or assume any short-term indebtedness (including, in either case, by issuance of debt securities), except that the Company and the Company Subsidiaries may incur or assume or prepay, indebtedness in the ordinary course of business consistent with past practice under existing lines of credit or the credit facility referenced in Section 5.24, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, or (iii) make any loans, advances or capital contributions to, or investments in, any other person and except for loans, advances, capital contributions or investments between any wholly-owned Company Subsidiary and the Company or another wholly-owned Company Subsidiary; or

          (h) terminate, cancel or request any material change in, or agree to any material change in any Contract which is material to the Company and the Company Subsidiaries taken as a whole, or enter into any Contract which would be material to the Company and the Company Subsidiaries taken as a whole, in each case other than in the ordinary course of business consistent with past practice; or make or authorize any capital expenditure, other than capital expenditures provided for in the Company's budget (a copy of which budget has been provided to the Parent);

          (i) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required pursuant to applicable Law or U.S. GAAP;

          (j) waive, release, assign, settle or compromise any material rights, claims or litigation;

          (k) pay, discharge or satisfy any material claim, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business consistent with past practice;

          (l) enter into any agreement or arrangement that materially limits or otherwise restricts the Company or any Company Subsidiary or any successor thereto, or that would, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

          (m) make any Tax election or settle or compromise any material federal, state, local or foreign Tax liability; or

          (n) authorize or enter into any formal or informal written or other agreement or otherwise make any commitment to do any of the foregoing.

          Section 6.2 Certain Interim Operations of the Parent. The Parent covenants and agrees that, except as expressly provided in this Agreement or as disclosed in Section 5.2 of the Parent Disclosure Letter, during the period prior to the Effective Date, term of this Agreement, without the prior written consent of the Company, which consent will not be unreasonably withheld or delayed, the Parent will not:

          (a) adopt any amendment to the articles of association (Satzung) of the Parent in any manner that changes the fundamental attributes of the Parent Common Stock;

          (b) declare, set aside or pay any extraordinary dividend or other extraordinary distribution payable in cash, stock or property with respect to Parent's capital stock;

          (c) liquidate or adopt a plan of liquidation;

          (d) authorize or enter into any formal or informal written or other agreement or otherwise make any commitment to do any of the foregoing.

          Section 6.3 Other Actions. During the period from the date of this Agreement to the Effective Time, the Company and the Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the Merger set forth in Article VI of this Agreement not being satisfied.

          Section 6.4  Notification of Certain Matters.    The Parent and the
Company shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which could reasonably be expected (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, (ii) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects or (iii) to result in, in the case of Parent, a Material Adverse Effect on the Parent; and, in the case of the Company, a Material Adverse Effect on the Company, (b) any failure of the Company or the Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder, (c) any notice or other material communications from any Governmental Entity in connection with the transactions contemplated by this Agreement and (d) the commencement of any suit, action or proceeding that seeks to prevent, seeks damages in respect of, or otherwise relates to the consummation of the transactions contemplated by this Agreement.

          Section 6.5  Company Stockholders Meeting.

          The Company shall call and hold the Company Stockholders Meeting as promptly as practicable after the signing of this Agreement for the purpose of voting upon the adoption of this Agreement. The Company shall use its reasonable best efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the adoption of this Agreement, and shall take all other action necessary or advisable to secure Requisite Company Vote, except to the extent that the Board of Directors of the Company determines in good faith that doing so would cause the Board of Directors of the Company to breach its fiduciary duties to the Company's stockholders under applicable Law, after receipt of advice to such effect from independent legal counsel (who may be the Company's regularly engaged independent legal counsel).

          Section 6.6  Access to Information; Confidentiality.

          (a) Except as required under any confidentiality agreement or similar agreement or arrangement to which the Parent or the Company or any of their respective subsidiaries is a party or under applicable Law or the regulations or requirements of any securities exchange or quotation service or other self regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, the Parent and the Company shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, financial advisors, investment bankers, agents and other representatives (collectively, "Representatives")) access at reasonable times
                                ---------------
upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof; and (ii) furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted under this Section 5.6 shall affect or be deemed to modify any representation or warranty made in this Agreement.

          (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated May 31, 2000 (the "Confidentiality Agreement"),
                                                    -------------------------
between the Parent and the Company with respect to the information disclosed under this Section 5.6.

          Section 6.7  No Solicitation.

          (a) The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any Company Subsidiaries or any of its or the Company Subsidiaries' Representatives, directly or indirectly, to (i) solicit, initiate or encourage any inquiries or the making of any offer or proposal with respect to (x) any merger, consolidation, share exchange, recapitalization, business combination or similar transaction, (y) any sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of assets representing 10% or more of the assets of the Company and the Company Subsidiaries, taken as a whole, or (z) any sale of shares of capital stock representing, individually or in the aggregate, 10% or more of the voting power of the Company other than to the Company or a Company Subsidiary, including by way of a tender offer or exchange offer by any person (other than the Company or a Company Subsidiary) for shares of capital stock representing 5% or more of the voting power of the Company, other than the transactions contemplated by this Agreement (any of the foregoing inquiries, offers or proposals being referred to in this Agreement as a "Takeover Proposal"), (ii) negotiate, explore or otherwise engage in
   -----------------
substantive discussions with any person (other than the Parent, Merger Sub or their respective Representatives) with respect to any Takeover Proposal, (iii) provide to any person any non-public information or data relating to the Company or any Company Subsidiary for the purpose of facilitating the making of any Takeover Proposal, or (iv) agree to approve or recommend any Takeover Proposal or otherwise enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement.

          (b) The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company or its Representatives with any parties conducted heretofore with respect to any of the foregoing, and will promptly inform the Representatives of the obligations undertaken in this Section 5.8.

          (c) The Board of Directors of the Company will not withdraw or modify, or propose to withdraw or modify, in any manner adverse to the Parent, its approval or recommendation of this Agreement or the Merger.

          Section 6.8  Employee Benefits Matters.

          (a) Effective as of the Effective Time of the Merger and for a one-year period following the Effective Time of the Merger, the Parent shall provide, or cause the Surviving Corporation and its subsidiaries and successors to provide, those persons who, at the Effective Time, were employees of the Company and its subsidiaries ("Covered Employees"), with benefits and
                               -----------------
compensation during their continuing employment that are substantially comparable, in the aggregate, to the compensation and benefits provided to such employees as of the date of this Agreement; provided that nothing herein shall restrict the Parent or the Surviving Corporation from terminating the employment of any such employees in accordance with applicable laws and contractual rights, if any, of such employees.

          (b) The Parent will, or will cause the Surviving Corporation to: (i) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Covered Employees under any welfare plan that such employees may be eligible to participate in after the Effective Time; (ii) provide each such Covered Employee with credit for any co-payment and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time; and (iii) provide each Covered Employee with credit for purposes of vesting and eligibility for all service with the Company and its affiliates under each employee benefit plan, program, or arrangement of the Parent or its affiliates in which such employees are eligible to participate to the extent such service was credited for similar purposes under similar plans of the Company or its subsidiaries; provided, however, that in no event shall the Covered Employees be entitled to any credit to the extent that it would result in a duplication of benefits with respect to the same period of service.

          (c) The Parent shall (i) cause the Surviving Corporation after the consummation of the Offer to pay all amounts provided under all of the Company's Benefit Plans in accordance with their terms, and (ii) honor and cause the Surviving Corporation to honor all rights, privileges and modifications to or with respect to any Benefit Plans which become effective as a result of such change in control in accordance with their terms, subject in each case to all rights amend or terminate any Benefit Plan in accordance with its terms.

          (d) The Parent and the Company shall endeavor in good faith to determine, no later than June 30, 2000, an appropriate number of options to be granted (including the identity of the optionees and the amount of individual grants) between the date of this Agreement and the Effective Time.

          Section 6.9  Directors' and Officers' Indemnification and Insurance.

          (a) The Parent agrees that all rights to indemnification now existing in favor of any employee, agent, director or officer of the Company and the Company Subsidiaries (the "Indemnified Parties") as provided in their respective
                           -------------------
charters or by-laws, in an agreement between an Indemnified Party and the Company or one of the Company Subsidiaries, or otherwise in effect on the date of this Agreement shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. The Parent also agrees to indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of the Company Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees, or otherwise on behalf of, the Company or any of the Company Subsidiaries, occurring prior to the Effective Time, including the transactions contemplated by this Agreement. Without limiting of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including the transactions contemplated by this Agreement, occurring prior to, and including, the Effective Time, the Parent will pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.

          (b) The Parent agrees that the Company and, from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years from the Effective Time policies of the directors' and officers' liability insurance in such amounts and on such terms and conditions as are customary for companies similar to the Company.

          Section 6.10  Letters of Accountants.

          (a) The Company shall use its reasonable best efforts to cause to be delivered to the Parent "comfort" letters of Ernst & Young, the Company's independent public accountants, as to the Parent's financial information, dated and delivered as of the Effective Time, and addressed to the Parent in form and substance reasonably satisfactory to the Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions contemplated by this Agreement.

          (b) The Parent shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters of Arthur Andersen, the Parent's independent public accountants, as to the Parent's financial information, dated and delivered as of the Effective Time, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions contemplated by this Agreement.

          Section 6.11 Reasonable Best Efforts. Subject to the terms and conditions provided in this Agreement and to applicable legal requirements, each of the parties to this Agreement agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, in the case of the Company, consistent with the fiduciary duties of the Company's Board of Directors and in the case of the Parent, consistent with the fiduciary duties of the Parent's Management Board and Supervisory Board, and to assist and cooperate with the other parties to this Agreement in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in Article VI are satisfied and to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

          Section 6.12  Consents; Filings; Further Action.

          (a) Upon the terms and subject to the conditions of this Agreement, each of the parties to this Agreement shall use its reasonable best efforts to
(i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, (iii) make all necessary filings, and thereafter make any other submissions either required or deemed appropriate by each of the parties, with respect to this Agreement and the Merger and the other transactions contemplated by this Agreement required under (A) the Securities Act, the Exchange Act and any other applicable federal or Blue Sky Laws, (B) the HSR Act, (C) the ORS and the German Stock Corporation Law (Aktiengesetz), (D) any other applicable Law and (E) the rules and regulations of the Neuer Markt. The parties to this Agreement shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing, and none of the parties will file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger and the other transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent and agreement of the other parties to this Agreement, which consent shall not be unreasonably withheld or delayed.

          (b) Without limiting the generality of Section 5.15(a), each party to this Agreement shall promptly inform the others of any material communication from the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority regarding any of the transactions contemplated by this Agreement. If any party or any affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The Parent will advise the Company promptly in respect of any understandings, undertakings or agreements (oral or written) which the Parent proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority in connection with the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, the Parent shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any domestic or foreign government or governmental authority or any multinational authority. Notwithstanding the foregoing, nothing in this Section 5.15 shall require, or be construed to require, the Parent or the Company, in connection with the receipt of any regulatory approval, to proffer to, or agree to (A) sell or hold separate and agree to sell, divest or to discontinue or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of the Parent, the Company or any of their respective affiliates (or to the consent to any sale, or agreement to sell, or discontinuance or limitation by the Parent or the Company, as the case may be, of any of its assets or businesses) or (B) agree to any conditions relating to, or changes or restriction in, the operations of any such asset or businesses which, in either case, could reasonably be expected to result in a Material Adverse Effect on the Parent or a Material Adverse Effect on the Company or to materially and adversely impact the economic or business benefits to such party of the transactions contemplated by this Agreement.

          Section 6.13 Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party to this Agreement shall use its reasonable best efforts to cause the Merger to qualify, and will not, without the prior written consent of the parties to this Agreement, knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, and consistent with any such consent, none of the Surviving Corporation, the Parent or any of their affiliates shall knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to so qualify as a reorganization under Section 368(a) of the Code.

          Section 6.14 Public Announcements. The initial press release concerning the Merger shall be a joint press release and, thereafter, the Parent and

Merger Sub and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Law or the requirements of the Neuer Markt, in which case the issuing party shall use its reasonable best efforts to consult with the other parties before issuing any such release or making any such public statement.

          Section 6.15 Stock Exchange Listings. The Parent shall use its reasonable best efforts to cause the shares of the Parent Common Stock to be approved for listing on the Neuer Markt subject to official notice of issuance, prior to the Effective Time and the Parent anticipates that the Parent ADSs will be approved for quotation on NASDAQ.

          Section 6.16  Expenses.  Except as otherwise provided in Section
7.3, whether or not the Merger is consummated, all Expenses (as defined in Section 7.3(a)) incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such Expense, except that Expenses incurred in connection with the filing fee for the filing fee under the HSR Act shall be shared equally by the Parent and the Company.

          Section 6.17 Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of the Parent, Merger Sub and the Company and its respective board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

          Section 6.18 Dividends. The Company shall coordinate with the Parent the declaration, setting of record dates and payment dates of dividends on Company Common Stock so that holders of Company Common Stock do not receive dividends on both Company Common Stock and Parent Common Stock received in the Merger in respect of any calendar quarter or fail to receive a dividend on either Company Common Stock or Parent Common Stock received in the Merger in respect of any calendar quarter.

          Section 6.19 Control of the Company's Operations. Nothing contained in this Agreement shall give the Parent or the Company, directly or indirectly, rights to control or direct the other party's operations prior to the Effective Time.

          Section 6.20  Fairness Hearing.

             (a) As soon as practicable after the signing of this Agreement, the Company, Merger Sub and the Parent shall prepare and file with the Oregon Director of the Department of Consumer and Business Services (the "Director")
                                                                   --------
the documents required by the Director to hold a hearing on the fairness of the terms of the Merger and this Agreement pursuant to the ORS (the "Fairness
                                                                 --------
Hearing").  Each of the Company and the Parent shall use its reasonable best
-------
efforts to ensure that (i) holders of Company Common Stock have received adequate notice of the Fairness Hearing, (ii) holders of Company Common Stock have the right to appear at the Fairness Hearing, and (iii) the Director is advised that the Company and the Parent will rely on the exemption provided by
Section 3(a)(10) of the Securities Act based on the Director's approval of the transactions contemplated hereby. The Company shall prepare with the assistance of the Parent, and the Company will distribute, any information statement to the holders of Company Common Stock as may be required by the Director or applicable Oregon Law. Each of the Company, the Shareholder, Merger Sub and the Parent shall use its reasonable best efforts to cause the Director to approve the fairness of terms of the Merger and this Agreement. Following the approval by the Director, the Company shall use its reasonable best efforts to cause to be delivered to the Parent an opinion from Tonkon Torp LLP, counsel to the Company, dated and delivered as of the Effective Time, and addressed to the Parent to the effect that the Fairness Hearing is a proceeding by an official or agency of a state governmental authority expressly authorized by law to grant the approval of the exchange of securities pursuant to Section 3(a)(10) of the Securities Act.

             (b) If the Director either (i) declines to hold the Fairness Hearing, or (ii) after holding the Fairness Hearing determines not to issue an order permitting the issuance of Parent Common Stock in a transaction exempt from registration under the Securities Act pursuant to Section 3(a)(10) of the Securities Act, then the Parent may (but is under no obligation to) (A) prepare and file a Registration Statement to register under the Securities Act the shares of Parent Common Stock to be issued in connection with the Merger (or Parent ADSs representing Parent Common Stock) or, (B) seek an exemption from the registration requirements under the Securities Act for the issuance of the shares of Parent Common Stock to be issued (directly or in the form of Parent
ADSs) in connection with the Merger. In the event the Parent files such Registration Statement or seeks such exemption, the Company shall furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiaries as the Parent or the Parent's Representatives may reasonably request in connection therewith. In the event the Parent does not file a Registration Statement within 60 days of the occurrence of either event set forth in clause (i) or (ii) of this Section 5.20(b) the Company may terminate this agreement pursuant to Section 7.1(h).

          Section 6.21 Additional Information. The Company shall, and shall use its reasonable best efforts to cause the Company's Representatives to, furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiaries as the Parent or the Parent's Representatives may reasonably request in connection with the Parent's preparation and filing of any proxy statement, Registration Statement under the Securities Act, Exchange Act and/or Blue Sky Laws or any other filings that the Parent may be required to make under U.S. or German Laws or stock exchange rules (whether or not in connection with the Merger) (collectively, "Parent Filings"). The information supplied by the Company for inclusion in such Parent Filings shall not contain any untrue statement of a material fact or fail to state any material fact required to be stated in such Parent Filings or necessary in order to make the statements in such Parent Filings not misleading, including any information that Parent should set forth in an amendment or supplement to such Parent filings.

          Section 6.22 Certain Obligations of the Parent. Certain obligations of the Parent set forth in this Agreement, including those obligations designed to survive the consummation of the Share Exchange, may require additional corporate actions specified in the German Stock Corporation Law (Aktiengesetz), including Section 52 and Sections 203, 185 et seq. thereof, be taken by or with respect to the Parent. As required by law, certain of such obligations of the Parent shall be incorporated in agreements in connection with the contributions in kind to the Parent, which agreements shall be entered into by the Parent and the Exchange Agent in the context of the Share Exchange pursuant to Sections 52 and 183 et seq. of the German Stock Corporation Law (Aktiengesetz) and as referenced in Schedule 2.2(a)(ii).

          Section 6.23  Certain Obligations of the Shareholder.

          (a) The Shareholder hereby agrees that it shall, and shall cause any of its affiliates that is a holder of record of voting securities of the Company on any applicable record date to, from time to time, at the request of the Parent, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, however called,
(a) if a meeting is held, appear at such meeting or otherwise cause all of its voting securities of the Company beneficially owned by it to be counted as present thereat for purposes of establishing a quorum, and (b) vote or consent (or cause to be voted or consented), in person or by proxy, all voting securities of the Company (whether acquired heretofore or hereafter) that are beneficially owned or held of record by the Shareholder or as to which the Shareholder has, directly or indirectly, the right to vote or direct the voting, in favor of the approval and adoption of, and against any action or agreement that would compete, impede, or interfere with the approval and adoption of, the Merger Agreement, the Merger and any action required in furtherance thereof.

          (b) At the Closing, the Shareholder shall enter into a Stockholders Agreement with the Parent in the form attached as Exhibit A, pursuant to which the Shareholder shall agree to certain transfer restrictions with respect to the shares of Parent Common Stock received as part of the Merger Consideration and shall be granted certain registration rights with respect to such shares.

          Section 6.24 Shareholder Funding. The Shareholder shall, or shall cause one of its affiliates to, lend to the Company an aggregate of $1,000,000 from time to time prior to the Closing Date as the same may be required by the Company to fund ongoing operations, pay or prepay Company indebtedness (other than indebtedness owed to Affiliated Lenders) and/or (if applicable) pay the premium for insurance coverage referenced in Section 7.4(d)(i) below. For any amounts in excess of $1,000,000 necessary to fund foregoing activities, the Company, in consultation with the Parent, shall either borrow from existing credit lines or enter into a bridge loan substantially in the form attached as Exhibit B. At closing all outstanding debt owed to the Shareholder shall be exchanged for a fixed number of Parent Common Stock pursuant to Section 2.7 and all funding obligations of the Shareholder and any related lending facilities will terminate.

          Section 6.25 Security of Shareholder Obligation. The Company agrees that, prior to the Effective Time, it shall establish, in a manner reasonably acceptable to the Parent, one of the mechanisms set forth in Section 7.4(d).

          Section 6.26 ADR Program. At such time as the Parent establishes an unrestricted ADR program and has a class of Parent Common Stock registered under the Exchange Act, Parent will use its reasonable efforts to allow the Parent Common Stock issued pursuant to this Agreement to be deposited in the Parent's ADR program on the same terms as other outstanding Parent Shares may be so deposited, subject to any applicable legal or contractual restrictions.


                              ARTICLE VI

                              CONDITIONS

          Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to consummate the other transactions contemplated by this Agreement to be consummated on the Closing Date is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

          (a) Stockholder Approval. This Agreement and consummation of the Merger shall have been duly approved by holders of outstanding Company Common Stock by the Requisite Company Vote, and this Agreement, the consummation of the Merger, the Share Capital Increase (including the approvals of the Parent's management board (Vorstand) and supervisory board (Aufsichtrat)) and the issuance of the Parent Common Stock underlying the Parent ADSs to be issued in the Merger shall have been duly approved in accordance with applicable law and the articles of association (Satzung) of the Parent;

          (b) Listing. The Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement shall have been authorized for quotation on the Neuer Markt, subject to official notice of issuance.

          (c) HSR. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (d) Consents. All consents, approvals and action of any Governmental Entity required to permit the consummation of the Merger and the other transactions contemplated by this Agreement shall have been obtained or made, free of any condition that could reasonably be expected to result in a Material Adverse Effect on the Parent or a Material Adverse Effect on the Company.

          (e) Injunctions. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, orders, injunction or decree (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement or that, individually or in the aggregate with all other such Laws, orders, injunctions or decrees, could reasonably be expected to result in a Material Adverse Effect on the Parent, a Material Adverse Effect on the Company, or a material adverse effect on the Company and the Parent and their subsidiaries, taken as a whole after giving effect to the Merger and no Governmental Entity or other person shall have instituted any proceeding seeking any such Law, order injunction or decree.

          (f) Accountants' Letters. The Parent and the Company shall have received the "comfort" letters described in Section 5.10.

          (g) Stockholders Agreement. The Parent and the Shareholder shall have executed the Stockholders Agreement described in Section 5.23(b).

          Section 7.2 Conditions to Obligations of the Parent. The obligations of the Parent to consummate the transactions contemplated by this Agreement to be consummated on the Closing Date are also subject to the satisfaction or waiver by the Parent at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Parent shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of the Company contained in this Agreement are so qualified) signed on behalf of the Company by an executive officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect on the Company and the Parent shall have received a certificate of an executive officer of the Company to such effect.

          (d) Consents Under Agreements. The Company shall have obtained the consent, approval or waiver of each person that is not a Governmental Entity whose consent, approval or waiver shall be required in order to consummate the transactions contemplated by this Agreement, except those for which the failure to obtain such consent, approval or waiver, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on the Company.

          (e) Tax Opinion. The Parent shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Parent, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of the Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code.

          (f) Section 3(a)(10) Approval. Either (i) after holding the Fairness Hearing, the Director shall have issued an order approving the fairness of terms of the Merger and this Agreement, and the Parent shall have received the opinion of Tonkon Torp LLP, counsel to the Company, described in Section 5.20(a), or
(ii) in the event that the Parent pursues one of the transactions contemplated in Section 5.20(b), the applicable Registration Statement has been declared effective by the Securities and Exchange Commission or the Parent has been satisfied that the issuance of shares of Parent Common Stock will be exempt from registration under the Securities Act.

          (g) Exchange of Debt. The Affiliated Lenders shall have assigned and transferred their loans to Parent pursuant to Section 2.7.

          Section 7.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger and consummate the other transactions contemplated by this Agreement to be consummated on the Closing Date is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Parent set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Parent set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of each of the Parent contained in this Agreement are so qualified) signed on behalf of each of the Parent by an executive officer of the Parent to such effect.

          (b) Performance of Obligations of the Parent. The Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of the Parent by an executive officer of the Parent to such effect.

          (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect on the Parent and the Company shall have received a certificate of an executive officer of the Parent to such effect.

          (d) Consents Under Agreements. The Parent shall have obtained the consent, approval or waiver of each person that is not a Governmental Entity whose consent, approval or waiver shall be required in order to consummate the transactions contemplated by this Agreement, except those for which failure to obtain such consents, approval or waiver, individually or in the aggregate, could not reasonably be expected to result in Material Adverse Effect on the Parent.

          (e) Tax Opinion. The Company shall have received the opinion of Tonkon Torp LLP, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of the Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code.

          (f) Opinion of Parent Counsel. The Company shall have received the opinion of Gleiss Lutz Hootz Hirsch, dated the Closing Date, to the effect that the Parent Common Stock to be issued in the Merger is (i) validly issued, fully paid, nonassessable and not subject to preemptive rights and (ii) validly admitted for quotation on the Neuer Markt.

                                 ARTICLE VIII

                                  TERMINATION

          Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement, as follows:

          (a) by mutual written consent of the Parent and the Company duly authorized by their board of directors of the Company and by the management board of the Parent;

          (b) by either the Parent or the Company, if the Effective Time shall not have occurred on or before October 31, 2000; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

          (c) by either the Parent or the Company, if any order, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction or Governmental Entity and shall have become final and nonappealable;

          (d) by the Parent, if (i) this Agreement shall fail to receive the Requisite Company Vote at the Company Stockholders Meeting or any adjournment or postponement thereof or (ii) the Director declines to hold the Fairness Hearing or after holding the Fairness Hearing shall determine not to issue an order with respect to the fairness of the Merger;

          (e) by the Parent, upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in either of Section 7.2(a) or 7.2(c) would not be satisfied (a "Terminating Company Breach");
                                            --------------------------
provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, the Parent may not terminate this Agreement under this Section 7.1(e);

          (f) by the Company, upon breach of any material representation, warranty, covenant or agreement on the part of the Parent set forth in this Agreement, or if any representation or warranty of the Parent shall have become untrue, in either case such that the conditions set forth in either of Section 7.3(a) or 7.3(c) would not be satisfied (a "Terminating Parent Breach");
                                            -------------------------
provided, however, that, if such Terminating Parent Breach is curable by the Parent through its reasonable best efforts and for so long as the Parent continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 7.1(f).

               (g) on or after July 8, 2000, by the Company, if both the management board (Vorstand) and the supervisory board (Aufsichsrat) of the Parent shall not have approved the Share Capital Increase.

               (h) by the Company, under the circumstance set forth in the last sentence of Section 5.20.

          Section 8.2 Effect of Termination. Except as provided in Section 8.2, in the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of the Parent or the Company or any of their respective Representatives, and all rights and obligations of each party to this Agreement shall cease, subject to the remedies of the parties as set forth in Sections 7.3(b) and (c); provided, however, that nothing in this Agreement shall relieve any party from liability for the breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

          Section 8.3  Expenses Following Certain Termination Events.

          (a) Except as set forth in this Section 7.3, all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid in accordance with the provisions of Section 5.16. For purposes of this Agreement, "Expenses" consist of all out-of-pocket expenses
                             --------
(including, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party to this Agreement and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the solicitation of stockholder approval and all other matters related to the closing of the transactions contemplated by this Agreement.

          (b) If this Agreement is terminated by the Parent pursuant to subclause (i) of Section 7.1(d), or if the Shareholder through its agents shall fail to support the approval of the Merger at the Fairness Hearing, then the Company shall, promptly (and in any event within two (2) days of receipt by Company of a written notice from the Parent) with a termination of this Agreement, pay to the Parent (by wire transfer of immediately available funds to an account designated by the Parent) all of Parent's actual and documented out-of-pocket expenses (including all investment banking, legal, accounting and other similar expenses) up to a maximum reimbursable amount of U.S.$5,000,000 (the "Parent Expenses").
      ---------------

          (c) If (x) this Agreement is terminated by the Company pursuant to
Section 7.1(g), or (y) notwithstanding the Company's reasonable best efforts pursuant to Section 5.20, the Director declines to hold the Fairness Hearing without expressing any opinion as to the fairness of the terms of the Merger, the Parent does not file a Registration Statement and Agreement is thereafter terminated by the Company pursuant to Section 7.1(h), then the Parent shall, promptly (and in any event within two (2) days of receipt by the Parent of a written notice from the Company) with a termination of this Agreement, pay to the Company (by wire transfer or immediately available funds to an account designated by the Company) all of the Company's actual and documented out-of-pocket expenses (including all investment banking, legal accounting and other similar expenses) up to a maximum reimbursable amount of U.S. $5,000,000 (the "Company Expenses").
-----------------

          Section 8.4  Indemnification by the Shareholder.

          (a) Subject to the limitations contained in Section 7.4(c) and (d), the Shareholder agrees to indemnify, defend and hold harmless the Parent (and its directors, officers, employees, affiliates, successors and assigns) from and against all Claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and fees, expenses and disbursements of attorneys, experts, personnel and consultants incurred by the Parent in any action or proceeding between the Parent and any third party, or otherwise) ("Losses") based upon, arising out of
                                            ------
or otherwise in respect of (i) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Shareholder contained in this Agreement or in any documents delivered by the Shareholder pursuant to this Agreement, or (ii) any breach of any covenant or agreement of such Shareholder contained in Article V.

               (b) Notice and Opportunity to Defend.
                   --------------------------------

                   (i) All claims by the Parent under this Section 7.4 shall be asserted and resolved as follows: Promptly after receipt by the Parent of notice of any Claim or circumstances which, with the lapse of time, would or might give rise to a Claim or the commencement (or threatened commencement) of a Claim including any action, proceeding or investigation (an "Asserted Liability") that
                                                       ------------------
may result in a Loss, the Parent shall give notice thereof (the "Claims Notice")
                                                                 -------------
to the Shareholder. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Parent.

                   (ii) The Shareholder may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Shareholder elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Parent of its intent to do so, and the Parent shall cooperate, at the expense of the Shareholder, in the compromise of, or defense against, such Asserted Liability. If the Shareholder elects not to compromise or defend the Asserted Liability, fails to notify the Parent of its election as herein provided or contests its obligation to indemnify under this Agreement, the Parent may pay, compromise or defend such Asserted Liability.

Notwithstanding the foregoing, neither the Shareholder nor the Parent may settle or compromise any Asserted Liability over the objection of the other; provided, however, consent to settlement or compromise shall not be unreasonably withheld. In any event, the Parent and the Shareholder may participate, at their own expense, in the defense of such Asserted Liability. If the Shareholder chooses to defend any Asserted Liability, the Parent shall make available to the Shareholder any books, records or other documents within its control that are necessary or appropriate for such defense.

          (c) The Shareholder shall not be obligated to pay any amounts for indemnification under this Section 7.4 until the aggregate amounts for indemnification under Section 7.4 equals U.S.$300,000 (the "Basket Amount"),
                                                            -------------
whereupon the Shareholder shall be obligated to pay in full all such amounts for such indemnification, in excess of the Basket Amount.

          (d) The Company and the Shareholder shall discharge the entirety of their indemnity obligations under this Article VII through one of the following three means:

              (i) on or prior to the Closing, the Company shall purchase, from an insurance company or companies reasonably satisfactory to the Parent, representation and warranty insurance providing at least $20 million of coverage with a deductible of no greater than the Basket Amount; or

              (ii) on or prior to the Closing, the Shareholder shall cause a major international bank to issue a letter of credit to the Parent, in a form and on terms reasonably satisfactory to the Parent, in an amount equal to $20 million and backing the indemnification obligations under this Article VII, which letter of credit is secured by up to 20% of the Merger Consideration deposited pursuant to the proviso in the second sentence of Section 2.2(b);or

              (iii) on or prior to the Closing, the Shareholder shall use the Merger Consideration deposited pursuant to the proviso in the second sentence of
Section 2.2(b) to secure the indemnification obligation under this Article 7 in another manner reasonably satisfactory to the Parent and consistent with the requirements of German Law.

          In the event the Shareholder or the Company determine prior to July 1, 2000 that alternative (i) will not be available, the Company and Parent will amend this Agreement so as to result in an additional 8,712 Parent Shares to be issued as Merger consideration to the shareholders of the Company.

          Section 8.5  Tax Matters.

          Liability for Taxes and Related Matters. Notwithstanding the provisions of Section 7.4 of this Agreement:

          (a) Liability for Taxes.  From and after the Closing Date, the
              -------------------
Shareholder shall be liable and indemnify Parent for all Taxes imposed on the Company or any Company Subsidiary or for which the Company or any Company Subsidiary may otherwise be liable for any taxable year or period that ends on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date, except for Taxes in an amount equal to the accrued and unpaid Taxes of the Company and the Company Subsidiaries reflected on the Interim Financials or reflected on the books and records of the Company since March 31, 2000, in the ordinary course of business consistent with past practice and relating to operations since March 31, 2000. The Shareholder shall be entitled to any refund of Taxes of the Company received for such periods.

          (b) Taxes for Short Taxable Year.  For purposes of Section 7.5(a),
              ----------------------------
whenever it is necessary to determine the liability for Taxes of the Company or any Company Subsidiary for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes of the Company or any Company Subsidiary for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the Company and the Company Subsidiaries had a taxable year or period which ended at the close of the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis.

          (c) Adjustment to Purchase Price.  Any payment by Parent or the
              ----------------------------
Shareholder under this Section 7.5 will be an adjustment to the purchase price.

          (d) Tax Returns.  The Shareholder shall prepare and file or cause to
              -----------
be prepared and filed all Tax Returns with respect to the Company and the Company Subsidiaries which are required to be filed on or before the Closing Date. The Shareholder shall pay any Taxes due in respect of such Tax Returns, except for Taxes in an amount equal to the accrued and unpaid Taxes of the Company and the Company Subsidiaries reflected on the Interim Financials or reflected on the books and records of the Company since March 31, 2000, in the ordinary course of business consistent with past practice and relating to operations since March 31, 2000. Parent shall file or cause to be filed all Tax Returns with respect to the Company and the Company Subsidiaries which are required to be filed after the Closing Date and shall cause the Company to remit any Taxes due in respect of such Tax Returns. The Shareholder shall pay Parent the Taxes for which the Shareholder is liable pursuant to Section 7.5(a) but which are payable with Tax Returns to be filed by Parent pursuant to the previous sentence within 10 days prior to the due date for the filing of such Tax Returns.

          (e) Contest Provisions.  Parent shall promptly notify Shareholder in
              ------------------
writing upon receipt by Parent or the Company (or any Company Subsidiary) of notice of any pending or threatened Federal, state, local or foreign income or franchise tax audits or assessments which may affect the tax liabilities of the Company or any Company Subsidiary for which the Shareholder would be required to indemnify Parent pursuant to Section 7.5(a), provided that failure to comply with this provision shall not affect Parent's right to indemnification hereunder. The Shareholder shall have the sole right to represent the Company's interests in any tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date, and to employ counsel of their choice at their expense. Notwithstanding the foregoing, the Shareholder shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of Parent or the Company (or any Company Subsidiary) for any period after the Closing Date to any extent (including the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of Parent. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that the Shareholder has indemnified Parent against the effects of any such settlement.

          The Shareholder shall be entitled to participate at its expense in the defense of any claim for Taxes for a year or period ending after the Closing Date which may be the subject of indemnification by the Shareholder pursuant to
Section 7.5(a) and, with the written consent of Parent, and at its sole expense, may assume the entire defense of such tax claim. Neither Parent nor the Company may agree to settle any tax claim for the portion of the year or period ending on the Closing Date which may be the subject of indemnification by the Shareholder under Section 7.5(a) without the prior written consent of the Shareholder, which consent shall not be unreasonably withheld.

               (f) Any tax sharing agreement or arrangement, whether or not written, that may have been entered into by the Shareholder and the Company or any Company Subsidiary shall be terminated as of the Closing Date, and no payments which are owed by or to the Company or any Company Subsidiary pursuant thereto shall be made thereunder.

               (g) Assistance and Cooperation.  After the Closing Date, each of
                   --------------------------
the Shareholder and Parent shall:

                   (i) assist (and cause their respective affiliates to assist) the other parties in preparing any Tax Returns or reports which such other parties are responsible for preparing and filing in accordance with Section 7.5;

                   (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company or any Company Subsidiary;

                (iii) make available to the other party or parties and to any taxing authority as reasonably requested all information, records and documents relating to Taxes of the Company or any Company Subsidiary;

                (iv) provide timely notice to the other party or parties in writing of any pending or threatened tax audits or assessments of the Company or any Company Subsidiary for taxable periods for which the other party or parties may have a liability under this Section 7.5; and

                (v) furnish the other party or parties with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period of the Company or any Company Subsidiary.

          (h) Section 1445.  On or prior to the Closing Date, the Company shall
              ------------
deliver a true and accurate certification satisfying the requirements of Section 1.1445-2(c)(3) of the Treasury Regulations. In compliance with Section 1.897-2(h)(2) and Section 1.1445-2(c)(3) of the Treasury Regulations, notification that such certification has been given shall be made to the IRS.

          (i) Survival of Obligations.  The obligations of the parties set forth
              -----------------------
in this Section 7.5 shall be unconditional and absolute and shall remain in effect during the applicable statute of limitation as to time and any liability or the Shareholder under this section shall be subject to Section 7.4(d).


                                  ARTICLE IX

                                 MISCELLANEOUS

          Section 9.1  Certain Definitions.  For purposes of this
Agreement:

          (a) The term "affiliate," as applied to any person, means any other
                        ---------
person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control"
                                                                  -------
(including, with correlative meanings, the terms "controlling," "controlled by"
                                                  -----------    -------------
and "under common control with"), as applied to any person, means the
     -------------------------
possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise.

          (b)  The term "business day" means any day, other than Saturday,
                         ------------
Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time. In computing any time period under this Agreement, the date of the event which begins the running of such time period shall be included except that if such event occurs on other than a business day such period shall begin to run on and shall include the first business day thereafter.

          (c)  The term "including" means, unless the context clearly requires
                         ---------
otherwise, including but not limited to the things or matters named or listed after that term.

          (d) The term "knowledge," as applied to the Company or the Parent,
                        ---------
means the knowledge of the officers of the Company or the Parent, as the case may be.

          (e) The term "person" shall include individuals, corporations, limited
                        ------
and general partnerships, trusts, limited liability companies, associations, joint ventures, Governmental Entities and other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the
                 -----
Exchange Act).

          (f) The term "subsidiary" or "subsidiaries" means, with respect to the
                        ----------      ------------
Parent, the Company or any other person, any entity of which the Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests constituting more than 50% of the voting or economic interest in such entity.

          Section 9.2  Survival.

          (a) With respect to the Company and the Parent, the representations, warranties and agreements in this Agreement and in any certificate delivered under this Agreement shall terminate at the Effective Time or upon the termination of this Agreement under Section 7.1, as the case may be, except that
(i) the representations and warranties set forth in Article IV shall survive until March 31, 2001, (ii) the agreements set forth in Articles I and II and Sections 5.8, 5.9, 5.13 and 5.15 and this Article VIII shall survive the Effective Time, (iii) those set forth in Sections 5.6(b), 5.16, 7.2 and 7.3 and this Article VIII shall survive termination of this Agreement and (iv) those set forth in Section 5.14 shall survive for a period of one year after termination of this Agreement.

          (b) With respect to the Shareholder, the representations, warranties and agreements in this Agreement and in any certificate delivered under this Agreement shall terminate at the Effective Time or upon the termination of this Agreement under Section 7.1, as the case may be, except that (i) the representations and warranties set forth in Article III and the agreements set forth in Section 7.4 shall survive until March 31, 2002, (ii) the agreements set forth in Articles I and II and Sections 5.8, 5.9, 5.13 and 5.15 and this
Article VIII shall survive the Effective Time, (iii) those set forth in Sections 5.6(b), 5.16, 7.2 and 7.3 and this Article VIII shall survive termination of this Agreement, and (iv) those set forth in Section
5.14 shall survive for a period of one year after termination of this Agreement.

          (c) Each party agrees that, except for the representations and warranties contained in this Agreement, the Company Disclosure Letter and the Parent Disclosure Letter, no party to this Agreement has made any other representations and warranties, and each party disclaims any other representations and warranties, made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other Representatives with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery of disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

          Section 9.3 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

          Section 9.4  GOVERNING LAW; WAIVER OF JURY TRIAL.

          (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF OREGON WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

          (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4(b).

          Section 9.5 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

               if to the Parent or Merger Sub:

               Brokat AG
               Industriestrasse 3
               7065 Stuttgart, Germany
               Attention: Hans-Peter Berger, Esq.
               Fax:  49-711-788-44-784

               with copies to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York 10019-6064
               Attention:   Mark S. Bergman, Esq.
                       David K. Lakhdhir, Esq.
               Fax:  (212) 757-3990


               if to the Company:

               GemStone Systems, Inc.
               20575 NW von Neumann Drive
               Beaverton, Oregon 97006
               Attention:  Kenneth J. Irinaga
               Fax: (503) 533-3372

               with copies to:

               Tonkon Torp LLP
               1600 Pioneer Tower
               888 SW Fifth Avenue
               Portland, Oregon 97204
               Attention: Ronald L. Greenman, Esq.
               Fax:  (503) 972-3706

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

          Section 9.6 Entire Agreement. This Agreement (including any exhibits and annexes to this Agreement), the Company Disclosure Letter and the Parent Disclosure Letter constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Agreement.

          Section 9.7  No Third Party Beneficiaries.  Except as provided in
Section 5.10 this Agreement is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

          Section 9.8  Amendment.    This Agreement may be amended by the
parties to this Agreement by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided that, after the approval of this Agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties to this Agreement.

          Section 9.9 Waiver. At any time prior to the Effective Time, any party to this Agreement may (a) extend the time for the performance of any obligation or other act of any other party to this Agreement, (b) waive any inaccuracy in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, and (c) waive compliance with any agreement or condition contained in this Agreement. Any waiver of a condition set forth in Section 6.1, or any determination that such a condition has been satisfied, will be effective only if made in writing by each of the Company and the Parent and, unless otherwise specified in such writing, shall thereafter operate as a waiver (or satisfaction) of such conditions for any and all purposes of this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

          Section 9.10  Obligations of the Parent and of the Company.
Whenever this Agreement requires a Parent Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of the Parent to cause that Parent Subsidiary to take that action. Whenever this Agreement requires a Company Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of the Company to cause that Company Subsidiary to take that action and, after the Effective Time, on the part of the Surviving Corporation to cause that Company Subsidiary to take that action.

          Section 9.11 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

          Section 9.12 Interpretation. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a Section, exhibit or annex, that reference shall be to a Section of or exhibit or annex to this Agreement unless otherwise indicated.

          Section 9.13 Assignment. This Agreement shall not be assignable by operation of law or otherwise, except that pursuant to Section 1.1(b) the Parent may designate, by written notice to the Company, a Parent Subsidiary that is wholly owned directly or indirectly by the Parent to be merged with and into the Company in lieu of Merger Sub, in which event all references in this Agreement to Merger Sub shall be deemed references to such Parent Subsidiary.

          Section 9.14  Specific Performance.  The parties to this
Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise reached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          Section 9.15  Submission to Jurisdiction; Waivers; Consent to
Service of Process. (a) Each of the Parent and the Company irrevocably agree that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns may be brought and determined in any Oregon state court or Federal court sitting in the State of Oregon, and each of the Parent and the Company thereby (x) irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the personal jurisdiction of the aforesaid court in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (y) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (z) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than any Oregon state or Federal court sitting in the State of Oregon. Any service of process to be made in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in Section 8.5, or, in the case of the Parent, by mailing or delivering such service to its agent, CT Corporation System, 111 Eighth Avenue, New York, NY 10011. Each of the Parent and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) the defense of sovereign immunity, (b) any claim that it is not personally subject to the jurisdiction of the above-named court for any reason other than the failure to serve process in accordance with this
Section 8.15, (c) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (d) to the fullest extent permitted by application law the (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

                              GEMSTONE SYSTEMS, INC.


                              By:
                                  --------------------------------
                                  Name:
                                  Title:



                              LEX MAGNA LIMITED


                              By:
                                  --------------------------------
                                  Name:
                                  Title:



                              BROKAT AKTIENGESELLSCHAFT



                              By:
                                  --------------------------------
                                  Name:
                                  Title:



                              By:
                                  --------------------------------
                                  Name:
                                  Title:

                              Schedule 2.2(a)(ii)
                              -------------------

                              CONTRIBUTION MECHANICS

(1)  Between July 4 and July 8:

     (i) Authorization by the Parent management board of the increase of the share capital from the authorized share capital (Genehmigtes Kapital
            I);

     (ii) Approval by the supervisory board of the Parent of the resolutions of the management board;

     (iii)  Selection of the Exchange Agent;

     (iv) Execution of the Exchange Agent Agreement by the Parent and the Company;

     (v) Confirmation of the Merger Agreement by the Company, the Shareholder and the Parent.

(b)  As soon as practicable afterwards, the following actions will take place:

     (i) Management board of the Parent to file an application for the appointment of an auditor to evaluate the contribution in kind with the commercial register;

     (ii) Parent and the Exchange Agent to agree on a draft contribution in kind agreement (Einbringungsvertrag) with respect to the Share Exchange; the contribution in kind agreement will provide for a condition subsequent, i.e., that the contribution in kind will fall
                                  ---
            back automatically to the Exchange Agent if the registration of the capital increase does not occur before October 31, 2000; the contribution in kind agreement will be customary in accordance with the minimum statutory requirements, unless otherwise provided by this Agreement; the parties will, and cause the Exchange Agent to, negotiate the contribution in kind agreement in good faith and in accordance with the spirit and intentions of this Agreement;

     (iii) Parent and the Exchange Agent to agree on a draft certificate of subscription (Zeichnungsschein); the certificate of subscription will be customary in accordance with the minimum statutory requirements, unless otherwise provided by this Agreement; the parties will, and cause the Exchange Agent to, negotiate the certificate of subscription in good faith and in accordance with the spirit and intentions of this Agreement;

     (iv) Commercial register to appoint the auditor after having heard the competent Chamber of Industry and Commerce;

     (v)    Exchange Agent to form the Merger Sub;

     (vi)   Audit of the contribution in kind;

     (vii) Commercial register to informally receive drafts of the contribution in kind agreement, the certificate of subscription, the certificate of merger and the audit report;

     (viii) Parent to prepare the necessary documentation for the admission for the listing of the Parent Common Stock on the Neuer Markt;

     (ix) Management board and the supervisory board of the Parent to approve resolutions with respect to the admission for the listing of the Parent Common Stock on the Neuer Markt;

     (x) Parent to file application for admission for the listing of the Parent Common Stock on the Neuer Markt;

(c)  Effective Time

(d)  Between Effective Time and Closing:

     (i)    Exchange Agent to sign the certificate of subscription;

     (ii) Parent and the Exchange Agent to sign the contribution in kind agreement;

     (iii)  Auditor to sign the auditor's report;

     (iv) Parent to file the application for entry of the completion of the capital increase with the commercial register, which application will include the signed contribution in kind agreement; the signed certificate of subscription; a copy of the certificate of merger; a list of the subscribers and a computation of the expenses which the Parent will incur by reason of the issue of new shares;

     (v) Commercial register to enter the Share Capital Increase in the commercial register;

     (vi)   Parent Common Stock to be admitted for the listing on the Neuer
            Markt.

(e)  Closing.